Exhibit 99.2 Report of Independent Registered Public Accounting Firm To the Shareholders and the Board of Directors of Cambridge Bancorp: Opinion on the Consolidated Financial Statements We have audited the accompanying consolidated balance sheets of Cambridge Bancorp and subsidiaries (the Company) as of December 31, 2023, and 2022, the related consolidated statements of income, comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2023, and the related notes (collectively, “the financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and 2022, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America. We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), the Company’s internal control over financial reporting as of December 31, 2023, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in 2013, and our report dated March 12, 2024 expressed an unqualified opinion on the effectiveness of the Company's internal control over financial reporting. Basis for Opinion These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion. Critical Audit Matter The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the Company’s Audit Committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of a critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates. Allowance for Credit Losses– Qualitative Factors and Forecasts Critical Audit Matter Description As described in Notes 2 and 7 to the financial statements, the Company has recorded an allowance for credit losses for its loan portfolio in the amount of $38.9 million as of December 31, 2023 representing management’s estimate of credit losses over the remaining expected life of the Company’s loan portfolio as of that date. Management determined this amount, and corresponding provision for credit loss expense, pursuant to the application of Accounting Standards Codification Topic 326, Financial Instruments – Credit Losses.

2 The Company’s methodology to determine its allowance for credit losses incorporates qualitative assessments of its current loan portfolio and economic conditions, and the application of forecasted economic conditions. We determined that performing procedures relating to these components of the Company’s methodology is a critical audit matter. The principal considerations for our determination are (i) the application of significant judgment and estimation on the part of management, which in turn led to a high degree of auditor judgment and subjectivity in performing procedures and evaluating audit evidence obtained, and (ii) significant audit effort was necessary in evaluating management’s methodology, significant assumptions and calculations. How the Critical Audit Matter was Addressed in the Audit Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the financial statements. These procedures included testing the effectiveness of controls relating to the Company’s determination of qualitative factors and forecasted economic conditions. These procedures also included, among others, testing management’s process for determining the qualitative reserve component, evaluating the appropriateness of management’s methodology relating to the qualitative reserve component and testing the completeness and accuracy of data utilized by management. /s/ Wolf & Company, P.C. Boston, Massachusetts March 12, 2024 We have served as the Company’s auditor since 2020.

3 Report of Independent Registered Public Accounting Firm To the Shareholders and the Board of Directors of Cambridge Bancorp: Opinion on the Internal Control Over Financial Reporting We have audited Cambridge Bancorp and subsidiaries’ (the Company) internal control over financial reporting as of December 31, 2023, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission in 2013. In our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2023, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission in 2013. We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the December 31, 2023 consolidated financial statements of the Company and our report dated March 12, 2024 expressed an unqualified opinion. Basis for Opinion The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting in the accompanying Management’s Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion. Definition and Limitations of Internal Control Over Financial Reporting A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the company's assets that could have a material effect on the financial statements. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. /s/ Wolf & Company, P.C. Boston, Massachusetts March 12, 2024

4 CAMBRIDGE BANCORP AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS December 31, 2023 December 31, 2022 (dollars in thousands, except share information) Assets Cash and cash equivalents $ 33,004 $ 30,719 Investment securities Available for sale, at fair value (amortized cost $163,376 and $182,027, respectively) 137,838 153,416 Held to maturity, at amortized cost (fair value $805,428 and $885,586, respectively) 959,332 1,051,997 Total investment securities 1,097,170 1,205,413 Loans Residential mortgage 1,626,264 1,648,838 Commercial mortgage 1,931,473 1,914,423 Home equity 95,649 111,351 Commercial and industrial 343,711 350,650 Consumer 24,447 37,594 Total loans 4,021,544 4,062,856 Less: allowance for credit losses on loans (38,944) (37,774) Net loans 3,982,600 4,025,082 Federal Home Loan Bank of Boston Stock, at cost 19,056 6,264 Bank owned life insurance 35,265 34,484 Banking premises and equipment, net 21,753 23,297 Right-of-use asset operating leases 23,233 25,098 Deferred income taxes, net 15,299 17,990 Accrued interest receivable 15,765 14,118 Goodwill 64,539 64,539 Merger-related intangibles, net 6,550 7,443 Other assets 103,432 105,290 Total assets $ 5,417,666 $ 5,559,737 Liabilities Deposits Demand non interest bearing $ 1,032,413 $ 1,366,395 Interest-bearing checking 1,132,518 908,961 Money market 983,480 1,162,773 Savings 498,386 790,628 Certificates of deposit 674,381 586,619 Total deposits 4,321,178 4,815,376 Borrowings 452,155 105,212 Operating lease liabilities 25,165 27,413 Other liabilities 84,595 94,184 Total liabilities 4,883,093 5,042,185 Shareholders’ Equity Common stock, par value $1.00; Authorized: 10,000,000 shares; Outstanding: 7,845,452 shares and 7,796,440 shares, respectively 7,845 7,796 Additional paid-in capital 293,950 293,186 Retained earnings 250,492 237,369 Accumulated other comprehensive loss (17,714) (20,799) Total shareholders’ equity 534,573 517,552 Total liabilities and shareholders’ equity $ 5,417,666 $ 5,559,737 Auditor The accompanying notes are an integral part of these consolidated financial statements.

5 CAMBRIDGE BANCORP AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME For the Year Ended December 31, 2023 2022 2021 (dollars in thousands, except per share information) Interest and dividend income Interest on taxable loans $ 193,483 $ 135,965 $ 120,019 Interest on tax-exempt loans 1,555 1,447 1,205 Interest on taxable investment securities 19,589 19,555 9,464 Interest on tax-exempt investment securities 2,215 2,477 2,630 Dividends on FHLB of Boston stock 970 287 46 Interest on overnight investments 722 262 150 Total interest and dividend income 218,534 159,993 133,514 Interest expense Interest on deposits 84,965 14,598 4,974 Interest on borrowed funds 12,763 2,180 559 Total interest expense 97,728 16,778 5,533 Net interest and dividend income 120,806 143,215 127,981 Provision for (release of) credit losses 904 3,881 (1,294) Net interest and dividend income after provision for credit losses 119,902 139,334 129,275 Noninterest income Wealth management revenue 33,004 33,034 35,037 Deposit account fees 3,345 2,913 1,939 ATM/Debit card income 1,728 1,663 1,567 Bank owned life insurance income 778 1,808 801 Gain on loans sold, net 56 98 832 Loan related derivative income 399 625 2,124 Other income 2,420 2,868 2,024 Total noninterest income 41,730 43,009 44,324 Noninterest expense Salaries and employee benefits 69,806 70,109 65,127 Occupancy and equipment 14,454 14,364 13,898 Data processing 10,313 10,706 8,829 Professional services 3,675 4,728 5,391 Marketing 1,773 2,301 2,536 FDIC insurance 2,835 1,845 1,318 Non-operating expenses 7,180 3,059 1,118 Other expenses 5,187 3,270 2,267 Total noninterest expense 115,223 110,382 100,484 Income before income taxes 46,409 71,961 73,115 Income tax expense 12,300 19,052 19,091 Net income $ 34,109 $ 52,909 $ 54,024 Share data: Weighted average shares outstanding, basic 7,828,316 7,163,223 6,926,257 Weighted average shares outstanding, diluted 7,843,482 7,213,913 6,990,603 Basic earnings per share $ 4.35 $ 7.35 $ 7.76 Diluted earnings per share $ 4.34 $ 7.30 $ 7.69 The accompanying notes are an integral part of these consolidated financial statements.

6 CAMBRIDGE BANCORP AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME For the Year Ended December 31, 2023 2022 2021 (dollars in thousands) Net income $ 34,109 $ 52,909 $ 54,024 Other comprehensive income (loss), net of tax: Available for sale securities Unrealized holding gains (losses) 2,336 (18,736) (4,622) Interest rate swaps designated as cash flow hedges Unrealized holding losses (495) (1,563) (959) Less: reclassification adjustment for gains (losses) realized in net income 389 (600) (1,864) Total unrealized losses on interest rate swaps (106) (2,163) (2,823) Defined benefit retirement plans Change in retirement liabilities 855 1,310 3,801 Other comprehensive income (loss) 3,085 (19,589) (3,644) Comprehensive income $ 37,194 $ 33,320 $ 50,380 The accompanying notes are an integral part of these consolidated financial statements.

CAMBRIDGE BANCORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

	For the Year Ended December 31,				
	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Shareholders' Equity
	(dollars in thousands, except per share data)				
Balance at December 31, 2020	$ 6,927	$ 226,967	$ 165,404	$ 2,434	$ 401,732
Net income	—	—	54,024	—	54,024
Other comprehensive loss	—	—	—	(3,644)	(3,644)
Share based compensation and other share-based activity	41	2,238	—	—	2,279
Dividends declared ($2.38 per share)	—	—	(16,554)	—	(16,554)
Balance at December 31, 2021	$ 6,968	$ 229,205	$ 202,874	$ (1,210)	$ 437,837
Balance at December 31, 2021	$ 6,968	$ 229,205	$ 202,874	$ (1,210)	$ 437,837
Net income	—	—	52,909	—	52,909
Other comprehensive loss	—	—	—	(19,589)	(19,589)
Share based compensation and other share-based activity	39	1,920	—	—	1,959
Dividends declared ($2.56 per share)	—	—	(18,414)	—	(18,414)
Common stock issued for Northmark merger	789	62,061	—	—	62,850
Balance at December 31, 2022	$ 7,796	$ 293,186	$ 237,369	$ (20,799)	$ 517,552
Balance at December 31, 2022	$ 7,796	$ 293,186	$ 237,369	$ (20,799)	$ 517,552
Net income	—	—	34,109	—	34,109
Other comprehensive income	—	—	—	3,085	3,085
Share based compensation and other share-based activity	49	764	—	—	813
Dividends declared ($2.68 per share)	—	—	(20,986)	—	(20,986)
Balance at December 31, 2023	$ 7,845	$ 293,950	$ 250,492	$ (17,714)	$ 534,573

The accompanying notes are an integral part of these consolidated financial statements.

7

8 CAMBRIDGE BANCORP AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS For the Year Ended December 31, 2023 2022 2021 (dollars in thousands) CASH FLOWS FROM OPERATING ACTIVITIES Net income $ 34,109 $ 52,909 $ 54,024 Adjustments to reconcile net income to net cash provided by operating activities: Provision for (release of) credit losses 904 3,881 (1,294) Amortization (accretion) of deferred charges and fees, net 2,330 2,282 (1,434) Depreciation (accretion), and amortization, net 1,193 726 (1,838) Bank owned life insurance income (778) (1,808) (801) Share-based compensation and other share-based activity 813 1,959 2,279 Change in accrued interest receivable (1,647) (4,280) 352 Deferred income tax expense 1,665 587 2,899 Change in loans held for sale — 1,490 5,419 Change in other assets, net 2,950 (32,056) 5,473 Change in other liabilities, net (8,449) 26,260 429 Net cash provided by operating activities 33,090 51,950 65,508 CASH FLOWS FROM INVESTING ACTIVITIES Origination of loans (650,604) (1,265,305) (1,327,044) Proceeds from principal payments of loans 692,563 850,886 1,170,430 Purchase of loans — (23,655) — Proceeds from calls/maturities of securities available for sale 18,414 29,040 42,169 Purchase of securities available for sale — (10,170) (9,927) Proceeds from sales of securities — 19,018 — Proceeds from calls/maturities of securities held to maturity 91,558 132,173 70,800 Purchase of securities held to maturity — (205,137) (801,775) Death benefit on bank-owned life insurance — 4,025 — Redemption on bank-owned life insurance — 10,759 — (Purchase) redemption of FHLB of Boston stock (12,792) (1,215) 918 Purchase of banking premises and equipment (1,372) (1,776) (2,033) Net cash acquired in business combinations — 82,174 — Net cash provided by (used in) investing activities 137,767 (379,183) (856,462) CASH FLOWS FROM FINANCING ACTIVITIES Change in demand, interest-bearing, money market and savings accounts (581,959) (216,751) 1,020,821 Change in certificates of deposit 87,430 327,938 (92,552) Change in borrowings 346,943 85,026 (16,393) Cash dividends paid on common stock (20,986) (18,414) (16,554) Net cash (used in) provided by financing activities (168,572) 177,799 895,322 Net change in cash and cash equivalents 2,285 (149,434) 104,368 Cash and cash equivalents at beginning of period 30,719 180,153 75,785 Cash and cash equivalents at end of period $ 33,004 $ 30,719 $ 180,153 SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION: Cash paid during the period for: Interest $ 92,544 $ 15,805 $ 5,656 Income taxes 12,902 21,822 9,054 Significant non-cash transactions Common Stock issued to shareholders due to merger — 62,850 — Fair value of assets acquired, net of cash acquired — 346,501 — Fair value of liabilities assumed — 378,453 — The accompanying notes are an integral part of these consolidated financial statements.

9 CAMBRIDGE BANCORP AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2023 1. THE BUSINESS The accompanying consolidated financial statements include the accounts of Cambridge Bancorp (the “Company”) and its wholly owned subsidiary, Cambridge Trust Company (the “Bank”), and the Bank’s subsidiaries, Cambridge Trust Company of New Hampshire, Inc., CTC Security Corporation, and CTC Security Corporation III. References to the Company herein relate to the consolidated group of companies. All significant intercompany accounts and transactions have been eliminated in preparation of the consolidated financial statements. The Company is a state-chartered, federally registered bank holding company headquartered in Cambridge, Massachusetts, incorporated in 1983. The Company is the sole shareholder of the Bank, a Massachusetts trust company chartered in 1890 which is a commercial bank. The Company is a private bank offering a full range of private banking and wealth management services to its clients. The private banking business, the Company’s only reportable operating segment, is managed as a single strategic unit. As a private bank, the Company focuses on four core services that center around client needs. The core services include Wealth Management, Commercial Banking, Residential Lending, and Personal Banking. The Bank offers a full range of commercial and consumer banking services through its network of 22 banking offices in Massachusetts and New Hampshire. The Bank is engaged principally in the business of attracting deposits from the public and investing those deposits. The Bank invests those funds in various types of loans, including residential and commercial real estate, and a variety of commercial and consumer loans. The Bank also invests its deposits and borrowed funds in investment securities and has two wholly owned Massachusetts security corporations, CTC Security Corporation and CTC Security Corporation III, for this purpose. Deposits at the Bank are insured by the Federal Deposit Insurance Corporation (“FDIC”) for the maximum amount permitted by FDIC Regulations. Trust and investment management services are offered through the Bank’s private banking offices in Massachusetts and New Hampshire, and its wealth management offices located in Boston, Massachusetts, Concord, Manchester, and Portsmouth, New Hampshire, and Southport, Connecticut. The Bank also has a non-depository trust company, Cambridge Trust Company of New Hampshire, Inc., which allows non-New Hampshire residents the opportunity to take advantage of the state’s favorable trust laws. The assets held for wealth management clients are not assets of the Bank and, accordingly, are not reflected in the accompanying consolidated balance sheets. 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Basis of Presentation The consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”). Use of Estimates The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Actual results could differ from those estimates. The allowance for credit losses, the valuation of deferred tax assets, and the valuation of assets acquired and liabilities assumed in business combinations are particularly subject to change. Reclassifications Certain amounts in the prior year’s financial statements may have been reclassified to conform with the current year’s presentation. Cash and Cash Equivalents Cash and cash equivalents consist of cash on hand, amounts due from banks, and overnight investments. Investment Securities Investment securities are classified as either “held to maturity” or “available for sale” in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 320, Investments – Debt Securities. Debt securities that management has the positive intent and ability to hold to maturity are classified as held to maturity and recorded at amortized cost.

10 Debt securities not classified as held to maturity are classified as available for sale and carried at fair value with unrealized after-tax gains and losses reported net as a separate component of shareholders’ equity. The Company classifies its securities based on its intention at the time of purchase. Purchase premiums and discounts are recognized in interest income using the effective yield or straight-line method over the term of the securities, except for callable debt securities for which the purchase premiums are recognized through the earliest call date. Gains and losses on the sale of debt securities are recorded on the trade date and determined using the specific identification method. Allowance for Credit Losses - Held to Maturity Securities The Company measures expected credit losses on held to maturity debt securities on a collective basis by security type and risk rating where available. The reserve for each pool is calculated based on a Probability of Default/Loss Given Default (“PD/LGD”) basis taking into consideration the expected life of each security. Held to maturity securities which are issued by the United States of America (“U.S.”) or are guaranteed by U.S. federal agencies do not currently have an allowance for credit loss as the Company determined these securities are either backed by the full faith and credit of the U.S. government and/or there is an unconditional commitment to make interest payments and to return the principal investment in full to investors when a debt security reaches maturity. The Company will evaluate this position no less than annually, however, certain items which may cause the Company to change this methodology include legislative changes that remove a government-sponsored enterprise’s (“GSE”) ability to draw funds from the U.S. government, or legislative changes to housing policy that reduce or eliminate the U.S. government’s implicit guarantee on such securities. For securities which are not U.S. treasury or agency backed, risk ratings are generally sourced from Moody’s or Standard & Poor’s. The Company updates loss given default, probability of default, and recovery rates for each security as that information becomes available but no less than annually. The expected remaining life to maturity of each applicable security is updated quarterly. Any expected credit losses on held to maturity securities would be presented as an allowance rather than as a direct write-down through the consolidated statements of income if the Company does not intend to sell or believes that it is more likely than not that the Company will be required to sell the security. Allowance for Credit Losses - Available for Sale Securities The Company measures expected credit losses on available for sale securities based upon the gain or loss position of the security. For available for sale debt securities in an unrealized loss position, which the Company does not intend to sell, or it is not more likely than not that the Company will be required to sell the security before recovery of the Company’s amortized cost, the Company evaluates qualitative criteria to determine any expected loss. This includes among other items the financial health of, and specific prospects for the issuer, including whether the issuer is in compliance with the terms and covenants of the security. The Company also evaluates quantitative criteria including determining whether there has been an adverse change in expected future cash flows of the security. If the Company does not expect to recover the entire amortized cost basis of the security, an allowance for credit losses would be recorded, with a related charge to earnings, limited by the amount of the fair value of the security less its amortized cost. If the Company intends to sell the security or it is more likely than not that the Company will be required to sell the debt security before recovery of its amortized cost basis, the Company recognizes the entire difference between the security’s amortized cost basis and its fair value in earnings. Loans Loans are reported at the amount of their outstanding principal, including deferred loan origination fees and costs, reduced by unearned discounts, and the allowance for credit losses. Loans are considered delinquent when a payment of principal and/or interest becomes past due 30 days following its scheduled payment due date. Loans on which the accrual of interest has been discontinued are designated as non-accrual loans. Loans may be removed from non-accrual when they become less than 90 days past due, they have maintained current payment status for a sustained period of time, and when concern no longer exists as to the collectability of principal or interest. Allowance for Credit Losses - Loans Losses on loan receivables are estimated and recognized upon origination of the loan, based on expected credit losses for the life of the loan balance as of the period end date. The Company’s methodology for calculating the allowance for credit losses (“ACL”) on loans consists of quantitative and qualitative components. The Company uses a discounted cash flow method incorporating probability of default and loss given default forecasted based on statistically derived economic variable loss drivers combined with qualitative factors, to estimate expected credit losses. This process includes estimates which involve modeling loss projections attributable to existing loan balances, considering historical experience, current conditions, and future expectations for homogeneous pools of loans over the reasonable and supportable forecast period. The reasonable and supportable forecast period is determined based upon the accuracy level of historical loss forecast estimates, the specific loan level models and methodology utilized, and considers material changes in growth and credit strategy, and business changes. For periods beyond a reasonable and supportable forecast interval, the Company reverts to historical information over a period for which comparable data is available. The historical information either experienced by the Company, or by a selection of peer banks when appropriate, is derived from a combination of recessionary and non-recessionary performance periods for which data is available. Similar to the reasonable and supportable forecast period, the Company reassesses the

11 reversion period at the segment level, considering any required adjustments for differences in underwriting standards, portfolio mix, and other relevant data shifts over time. The Company generally segments its loan receivable population into homogeneous pools of loans. Consistent with the Company’s other assumptions, the Company regularly reviews segmentation to determine whether the homogeneous pools remain relevant as risk characteristics change. When a loan no longer meets the criteria of its initial pooling as a result of credit deterioration or other changes, the Company may evaluate the credit for estimated losses on an individual basis if the Company determines that the credit no longer retains the same risk characteristics. To the extent that there are a multitude of these loans with new similar risk characteristics, the Company would anticipate a change to the pooling methodology. Loans that do not share risk characteristics are evaluated on an individual basis and are not included in the collective evaluation. For loans with real estate collateral, when management determines that foreclosure is probable, expected credit losses are based on the fair value of the collateral at the reporting date, adjusted for selling costs as appropriate. The qualitative component of the ACL considers (i) the uncertainty of forward-looking scenarios; (ii) certain portfolio characteristics, such as portfolio concentrations, real estate values, changes in the number and amount of non-accrual and past due loans; and (iii) model limitations; among other factors. Qualitative adjustments are considered when management believes expected credit losses are not representative of historical loss experience alone, and should be adjusted to reflect the current conditions and characteristics of the Company’s own portfolio. They are made at the segment level, considering any required adjustments for differences in underwriting standards, portfolio mix, and other relevant data shifts over time. The Company evaluates the allowance for credit losses on loans quarterly. The Company regularly reviews its collection experience (including delinquencies and net charge-offs) in determining its allowance for credit losses. The Company also considers its historical loss experience to date based on actual defaulted loans and overall portfolio indicators including delinquent and non-accrual loans, trends in loan volume and lending terms, credit policies and other observable environmental factors such as unemployment and interest rate changes. The underlying assumption estimates and assessments the Company uses to estimate the allowance for credit losses reflects the Company’s best estimate of model assumptions and forecasted conditions at that time. Changes in such estimates can significantly affect the allowance and provision for (release of) credit losses. It is possible and likely that the Company will experience credit losses that are different from the current estimates. The provision for (release of) credit losses charged to income is based on management’s judgment of the amount necessary to maintain the allowance at a level to provide for expected credit losses for the life of the loan balances as of the evaluation date. When management believes that the collectability of a loan’s principal balance, or portions thereof, is unlikely, the principal amount is charged against the allowance for credit losses. Recoveries on loans that have been previously charged off are credited to the allowance for credit losses, generally at the time cash is received on a charged-off account. The allowance is an estimate, and ultimate losses may vary from current estimates. As adjustments become necessary, they are reported in the results of operations through the provision for (release of) credit losses in the period in which they become known. Risk characteristics relevant to each portfolio segment are as follows: Residential mortgage and home equity loans – The Company generally does not originate loans in these segments with a loan-to-value ratio greater than 80%, unless covered by private mortgage insurance, and in all cases not greater than a loan-to-value ratio of 97%. The Company does not originate subprime loans. Loans in these segments are secured by one-to-four family residential real estate, and repayment is primarily dependent on the credit quality of the individual borrower. Commercial mortgage loans – This includes multi-family properties and construction. The Company generally does not originate loans in this segment with a loan-to-value ratio greater than 75%. Loans in this segment are secured by owner-occupied and non-owner- occupied commercial real estate (“CRE”), and repayment is primarily dependent on the cash flows of the property (if non-owner- occupied) or of the business (if owner-occupied). Commercial and industrial loans (“C&I”) – Loans in this segment are made to businesses and are generally secured by equipment, accounts receivable, or inventory, as well as the personal guarantees of the principal owners of the business, and repayment is primarily dependent on the cash flows generated by the business. In addition, this segment includes certain loans issued under the U. S. Small Business Administration’s (“SBA”) Paycheck Protection Program (“PPP”). These loans are guaranteed and are not evaluated for an allowance for credit losses because the Company expects the guarantees will be effective, if necessary.

12 Consumer loans – Loans in this segment are made to individuals and can be secured or unsecured. Repayment is primarily dependent on the credit quality of the individual borrower. The majority of the Company’s loans are concentrated in Eastern Massachusetts and Southern New Hampshire and therefore the overall health of the local economy, including unemployment rates, vacancy rates, and consumer spending levels, can have a material effect on the credit quality of all of these portfolio segments. The process to determine the allowance for credit losses requires management to exercise considerable judgment regarding the risk characteristics of the loan portfolio segments and the effect of relevant internal and external factors. Allowance for Credit Losses - Unfunded Commitments The expected credit losses for unfunded commitments are measured over the contractual period of the Company’s exposure to credit risk. The estimate of credit loss incorporates assumptions for both the likelihood and amount of funding over the estimated life of the commitments, for the risk of loss, and current conditions and expectations. Management periodically reviews and updates its assumptions for estimated funding rates based on historical rates, and factors such as portfolio growth, changes to organizational structure, economic conditions, borrowing habits, or any other factor which could impact the likelihood that funding will occur. The Company does not reserve for unfunded commitments which are unconditionally cancellable. Acquired Loans Acquired loans are recorded at fair value at the date of acquisition based on a discounted cash flow methodology that considers various factors, including the type of loan and related collateral, classification status, fixed or variable interest rate, term of loan and whether or not the loan was amortizing, and a discount rate reflecting the Company’s assessment of risk inherent in the cash flow estimates. Purchased loans are grouped together according to similar risk characteristics and are treated in the aggregate when applying various valuation techniques. These cash flow evaluations are inherently subjective as they may be susceptible to significant change. Effective January 1, 2020, loans acquired in a business combination that have experienced more-than-insignificant deterioration in credit quality since origination are considered purchased credit deteriorated (“PCD”) loans. The Company evaluates acquired loans for deterioration in credit quality based on, but not limited to, the following: (1) non-accrual status; (2) troubled debt restructured designation; (3) risk ratings of special mention, substandard or doubtful; (4) watchlist credits; and (5) delinquency status, including loans that are current on acquisition date, but had been previously delinquent. At the acquisition date, an estimate of expected credit losses is made for groups of PCD loans with similar risk characteristics and individual PCD loans without similar risk characteristics. This initial allowance for credit losses is allocated to individual PCD loans and added to the purchase price or acquisition date fair values to establish the initial amortized cost basis of the PCD loans. As the initial allowance for credit losses is added to the purchase price, there is no credit loss expense recognized upon acquisition of a PCD loan. Any difference between the unpaid principal balance of PCD loans and the amortized cost basis is considered to relate to noncredit factors and results in a discount or premium. Discounts and premiums are recognized through interest income on a level-yield method over the life of the loans. For acquired loans not deemed PCD at acquisition, the differences between the initial fair value and the unpaid principal balance are recognized as interest income on a level-yield basis over the lives of the related loans. At the acquisition date, an initial allowance for expected credit losses is estimated and recorded as provision for credit losses. The subsequent measurement of expected credit losses for all acquired loans is the same as the subsequent measurement of expected credit losses for originated loans. Loans Held for Sale Residential mortgage loans originated and intended for sale in the secondary market are classified as held for sale at the time of their origination and are carried at the lower of cost or fair value on an individual loan basis. Changes in fair value relating to loans held for sale below the loans cost basis are charged against gain on loans sold. Gains and losses on the actual sale of the residential loans are recorded in earnings as gains on loans sold, net on the consolidated statements of income. Bank Owned Life Insurance Bank owned life insurance (“BOLI”) represents life insurance on the lives of certain active and former employees who have provided positive consent allowing the Company to be the beneficiary of such policies. Since the Company is the primary beneficiary of the insurance policies, increases in the cash value of the policies, as well as insurance proceeds received in excess of cash surrender value, are recorded in noninterest income, and are not subject to income taxes. Applicable regulations generally limit the Company’s investment in BOLI to 25% of its Tier 1 capital plus its allowance for credit losses. The Company reviews the financial strength of the insurance carriers prior to the purchase of BOLI and at least annually thereafter.

13 Banking Premises and Equipment Land is stated at cost. Buildings, leasehold improvements, and equipment are stated at cost, less accumulated depreciation, and amortization, which is computed using the straight-line method over the estimated useful lives of the assets or the terms of the leases, if shorter. The cost of ordinary maintenance and repairs is charged to expense when incurred. Leases The Company leases office space and certain branch locations under noncancelable operating leases, several of which have renewal options to extend lease terms. Upon commencement of a new lease, the Company will recognize a right-of-use (“ROU”) asset and corresponding lease liability. The Company makes the decision on whether to renew an option to extend a lease by considering various factors. The Company will recognize an adjustment to its ROU asset and lease liability when lease agreements are amended and executed. The discount rate used in determining the present value of lease payments is based on the Company’s incremental borrowing rate for borrowings with terms similar to each lease at commencement date. The Company has lease agreements with lease and non- lease components, which are generally accounted for separately. For real estate leases, non-lease components and other non-components, such as common area maintenance charges, real estate taxes, and insurance, are not included in the measurement of the lease liability since they are generally able to be segregated. Marketing Expense Advertising costs are expensed as incurred. Other Real Estate Owned Other real estate owned consists of properties formerly pledged as collateral to loans, which have been acquired by the Company through foreclosure proceedings or acceptance of a deed in lieu of foreclosure. Upon transfer of a loan to foreclosure status, an appraisal is obtained and any excess of the loan balance over the fair value, less estimated costs to sell, is charged against the allowance for credit losses. Expenses and subsequent adjustments to the fair value are treated as noninterest expense through other expenses. Goodwill, Core Deposit Intangibles, and Other Intangible Assets Goodwill represents the excess of the purchase price over the fair value of net assets acquired in a business combination. Core deposit intangible (“CDI”) represents a premium paid to acquire the core deposits of an institution and is recorded as an intangible asset. Goodwill and intangible assets that are not amortized are tested for impairment, based on their fair values, at least annually. There was no goodwill impairment recognized during 2023, 2022, or 2021. Identifiable intangible assets that are subject to amortization are also reviewed for impairment based on their fair value. Any impairment is recognized as a charge to earnings and the adjusted carrying amount of the intangible asset becomes its new accounting basis. The remaining useful life of an intangible asset that is being amortized is also evaluated each reporting period to determine whether events and circumstances warrant a revision to the remaining period of amortization. The Company is amortizing the CDI on a straight-line basis over a ten-year period. Mortgage servicing rights (“MSR”) are recognized as separate assets when rights are acquired through purchase or through sale of financial assets with servicing rights retained. The fair value of the servicing rights is determined by estimating the present value of future net cash flows, taking into consideration market loan prepayment speeds, discount rates, servicing costs, and other economic factors. For purposes of measuring impairment, the underlying loans are generally stratified into relatively homogeneous pools based on predominant risk characteristics. Because of the small size of this asset class, and its relative homogeneity, only one stratum is used. If the aggregate carrying value of the capitalized mortgage servicing rights for this stratum exceeds its fair value, MSR impairment is recognized in earnings through a valuation allowance for the difference. As the loans are repaid and net servicing revenue is earned, the MSR asset is amortized as an offset to loan servicing income. Servicing revenues are expected to exceed this amortization expense. However, if actual prepayment experience or defaults exceed what was originally anticipated, net servicing revenues may be less than expected and mortgage servicing income may be negative. Income Taxes The Company and its subsidiaries file income tax returns in the U.S. federal jurisdiction, the Commonwealth of Massachusetts, the state of New Hampshire, the State of Connecticut, the state of Maine, and other states as required. For the tax year ended December 31, 2023, the Company expects to file taxes in Massachusetts, New Hampshire, and Maine.

14 Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through income tax expenses in the period of enactment. Deferred tax assets are reviewed quarterly and reduced by a valuation allowance if, based upon the information available, it is more likely than not that some or all of the deferred tax assets will not be realized. Interest and penalties related to unrecognized tax benefits, if incurred, are recognized as a component of income tax expense. Wealth Management Fee Revenue The Company earns wealth management fees for providing investment management, trust administration, and financial planning services to clients. The Company’s performance obligation under these contracts is satisfied over time as the wealth management services are provided. Fees are recognized monthly based on the monthly value of the assets under management and the applicable fee rate, or at a fixed annual rate, depending on the terms of the contract. No performance-based incentives are earned on wealth management contracts. The Company also earns trust fees for servicing as trustee for certain clients. As trustee, the Company serves as a fiduciary, administers the client’s trust, and in some cases, manages the assets of the trust. The Company’s performance obligation under these agreements is satisfied over time as the administrative and management services are provided. Fees are recognized monthly based on a percentage of the market value of the account or at a fixed annual rate as outlined in the agreement. The Company also earns fees for trust related activities. The Company’s performance obligation under these agreements is satisfied at a point in time and recognized when these services have been performed. Other Banking Fee Income The Company charges a variety of fees to its clients for services provided on the deposit and deposit management related accounts. Each fee is either transaction-based or assessed monthly. The types of fees include service charges on accounts, wire transfer fees, maintenance fees, ATM fee charges, and other miscellaneous charges related to the accounts. These fees are not governed by individual contracts with clients. They are charged to clients based on disclosures presented to these clients upon opening these accounts, along with updated disclosures when changes are made to the fee structures. The transaction-based fees are recognized in revenue when charged to the client based on specific activity on the client’s account. Monthly service and maintenance charges are recognized in the month they are earned and are charged directly to the client’s account. Pension and Retirement Plans The Company sponsors a defined benefit pension plan (the “Pension Plan”) and a postretirement health care plan covering substantially all employees hired before May 2, 2011. Effective December 31, 2017, the accrual of benefits for all participants in the Pension Plan was frozen. Benefits for the postretirement health care plan are based on years of service. Expenses for the postretirement health care plan are recognized over the employee’s service life utilizing the projected unit credit actuarial cost method. Effective November 7, 2019, the postretirement health care plan was frozen for employees hired after that date. The Company also sponsors non-qualified retirement programs that provide supplemental retirement benefits to certain current and former executives. Prior to 2016, the Company provided individual non-qualified defined benefit supplemental executive retirement plans (“DB SERPs”) to certain executives. The DB SERPs generally provide for an annual benefit payable in equal monthly installments following the executive’s retirement and continuing for at least the remainder of his or her lifetime, with such annual benefit generally based on the executive’s years of service and his or her highest three consecutive years of base salary and bonus. In 2016, the Company’s Board of Directors discontinued the use of DB SERPs for new entrants to the Company’s non-qualified retirement programs. Instead, new entrants are provided with individual non-qualified defined contribution supplemental executive retirement plans (“DC SERPs”). Under the DC SERPs, the Company may contribute an amount equal to 10% of the executive’s base salary and bonus to his or her account under the Company’s non-qualified deferred compensation plan, the Executive Deferred Compensation Plan. Expense for the DB SERPs is recognized over the executive’s service life utilizing the projected unit credit actuarial cost method. Expense for the DC SERPs is recognized as incurred. The Company maintains a Profit-Sharing Plan (“PSP”) that provides for deferral of federal and state income taxes on employee contributions allowed under Section 401(k) of federal law. The Company matches employee contributions up to 100% of the first 4% of each participant’s salary, eligible bonus, and eligible incentive. Each year, the Company may also make a discretionary contribution to the PSP based on eligible salary, bonus, and incentive. Employees are eligible to participate in the PSP on the first day of their initial date of service. Employees are also eligible to participate in the discretionary contribution portion of the PSP on the first date of their initial date of service. The employee must be employed on the last day of the calendar year or retire at the normal retirement age of 65 during the calendar year to receive the discretionary contribution.

15 Share-Based Compensation Share-based compensation plans provide for stock option awards, restricted stock awards, time-based restricted stock units (“RSUs”), and performance-based restricted stock units (“PRSUs”). Compensation expense for restricted stock awards is recognized over the vesting period based on the fair value at the date of grant. RSUs and PRSUs are valued at the fair market value of the Company’s common stock as of the award date. PRSUs’ compensation expense is based on the most recent performance assumption available and is adjusted as assumptions change. If the goals are not met, vesting does not occur, no compensation cost will be recognized and any recognized compensation costs will be reversed. Stock-based awards that do not require future service are expensed in the year of grant. Derivative Instruments and Hedging Activities Derivatives are recognized as either assets or liabilities on the consolidated balance sheets and are measured at fair value. The accounting for changes in the fair value of such derivatives depends on the intended use of the derivative and resulting designation. For derivatives not designated as hedges, changes in fair value of the derivative instruments are recognized in earnings in noninterest income. For derivatives designated as fair value hedges, changes in the fair value of such derivatives are recognized in earnings together with the changes in the fair value of the related hedged item. The net amount, if any, represents hedge ineffectiveness and is reflected in earnings. For derivatives designated as cash flow hedges, the effective portion of changes in the fair value of the derivative is recorded in other comprehensive income (loss) and recognized in earnings when the hedged transaction affects earnings. The ineffective portion of changes in the fair value of cash flow hedges is recognized directly in earnings. Fair Value Measurements Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company measures the fair values of its financial instruments in accordance with accounting guidance that requires an entity to base fair value on exit price and maximize the use of observable inputs and minimize the use of unobservable inputs to determine the exit price. ASC 820, “Fair Value Measurements and Disclosures” establishes a fair value hierarchy that gives the highest priority to quoted prices in active markets and the lowest priority to unobservable data and requires fair value measurements to be disclosed by level within the hierarchy. The three broad levels defined by the fair value hierarchy are as follows: Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reported date. The type of financial instruments included in Level 1 are highly liquid cash instruments with quoted prices such as government or agency securities, listed equities, and money market securities, as well as listed derivative instruments. Level 2 – Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reported date. The nature of these financial instruments includes cash instruments for which quoted prices are available but traded less frequently, derivative instruments whose fair value has been derived using a model where inputs to the model are directly observable in the market or can be derived principally from or corroborated by observable market data, and instruments that are fair valued using other financial instruments, the parameters of which can be directly observed. Instruments which are generally included in this category are corporate bonds and loans, mortgage whole loans, municipal bonds, and over-the-counter derivatives. Level 3 – Instruments that have little to no pricing observability as of the reported date. These financial instruments do not have two-way markets and are measured using management’s best estimate of fair value, where the inputs into the determination of fair value require significant management judgment to estimation. Instruments that are included in this category generally include certain commercial mortgage loans, certain private equity investments, distressed debt, non- investment grade residual interests in securitizations, as well as certain highly structured over-the-counter derivative contracts. Earnings per Common Share Earnings per common share is computed using the more dilutive two-class method prescribed under ASC Topic 260, “Earnings Per Share.” ASC Topic 260 provides that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method. The Company has determined that its outstanding non-vested stock awards are participating securities. Under the two-class method, basic earnings per common share is computed by dividing net earnings allocated to common stock by the weighted-average number of common shares outstanding during the applicable period, including outstanding participating securities. Diluted earnings per common share is computed using the weighted-average number of shares determined for the basic earnings per common share computation plus the dilutive effect of common stock equivalents. A reconciliation of the weighted-average shares used

16 in calculating basic earnings per common share and the weighted average common shares used in calculating diluted earnings per common share for the reported periods is provided in NOTE 20 - EARNINGS PER SHARE. Subsequent Events Management has reviewed events occurring through March 12, 2024, the date the consolidated financial statements were issued and determined that no subsequent events occurred requiring adjustment to or disclosure in these consolidated financial statements. 3. RECENTLY ISSUED AND ADOPTED ACCOUNTING STANDARDS Accounting Pronouncements Adopted in 2023 In March 2022, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2022-02, Financial Instruments – Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures. The amendments in this ASU eliminate the accounting guidance for troubled debt restructurings (“TDRs”) by creditors in Subtopic 310-40, Receivables – Troubled Debt Restructurings by Creditors, while enhancing disclosure requirements for certain loan refinancings and restructurings by creditors when a borrower is experiencing financial difficulty. For public business entities, the amendments in this ASU require an entity to disclose current-period gross write-offs by year of origination for financing receivables and net investments in leases. This ASU was effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early adoption was permitted. The Company adopted the new standard on January 1, 2023 and the adoption did not have a material impact on the consolidated financial statements. In March 2022, the FASB issued ASU 2022-01, Derivatives and Hedging (Topic 815): Fair Value Hedging - Portfolio Layer Method. The amendments in this ASU allow multiple hedged layers to be designated for a single closed portfolio of financial assets or one or more beneficial interests secured by a portfolio of financial instruments. The amendments in this ASU also clarify the accounting for and promote consistency in the reporting of hedge basis adjustments applicable to both a single hedged layer and multiple hedged layers. These amendments are effective for fiscal years beginning after December 15, 2022, and interim periods within those fiscal years. The Company adopted the new standard on January 1, 2023 and provided the additional disclosures required for the Company's fair value hedging relationships. Accounting Pronouncements Yet to be Adopted In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The amendments are to enhance the transparency and decision usefulness of income tax disclosures. The ASU requires that public business entities on an annual basis (1) disclose specific categories in the rate reconciliation, (2) provide additional information for reconciling items that meet a quantitative threshold. and also includes certain other amendments to improve the effectiveness of income tax disclosures. The amendments in this Update are effective for annual periods beginning after December 15, 2024. The Company is currently assessing the impact the adoption of this guidance will have on its consolidated financial statements and disclosures. 4. MERGERS Eastern Bankshares, Inc. On September 19, 2023, the Company, the Bank, Eastern Bankshares, Inc. (“Eastern”), Eastern Bank, Eastern’s subsidiary bank, and Citadel MS 2023, Inc. a direct, wholly owned subsidiary of Eastern (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Eastern will acquire the Company and the Bank through the merger of Merger Sub with and into the Company, with the Company as the surviving entity (the “Merger”). As soon as reasonably practicable following the Merger, the Company will merge with and into Eastern, with Eastern as the surviving entity (the “Holdco Merger”). The Merger Agreement further provides that following the Holdco Merger, at a time to be determined by Eastern, the Bank will merge with and into Eastern Bank, with Eastern Bank as the surviving entity. Upon the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”) each share of Company common stock, par value $1.00 per share, outstanding immediately prior to the Effective Time, other than certain shares held by Eastern or the Company, will be converted into the right to receive 4.956 shares of common stock (the “Exchange Ratio”), par value $0.01 per share, of Eastern (“Eastern Common Stock”). Company shareholders will receive cash in lieu of fractional shares of Eastern Common Stock (the Exchange Ratio and any cash in lieu of fractional shares collectively, the “Merger Consideration”). Northmark Bank The Company completed its merger (the “Northmark Merger”) with Northmark Bank. (“Northmark”) on October 1, 2022 Under the terms of the Agreement and Plan of Merger, each outstanding share of Northmark common stock was converted into 0.9950 shares of the Company’s common stock. As a result of the merger, former Northmark stockholders received an aggregate of 788,137 shares of the Company's common stock. The total consideration paid amounted to $62.8 million, based on the closing price of $79.74 of the Company's common stock and cash paid for fractional shares on October 1, 2022.

The Company accounted for the merger using the acquisition method pursuant to ASC Topic 805, "Business Combinations." and recorded total assets of $428.7 million, including $12.6 million in goodwill, and assumed total liabilities of $378.5 million.

5. CASH AND CASH EQUIVALENTS

At December 31, 2023 and December 31, 2022, cash and cash equivalents totaled $33.0 million and $30.7 million, respectively. There were no amounts required to be maintained at the Federal Reserve Bank of Boston ("FRB of Boston") at December 31, 2023 and December 31, 2022. At December 31, 2023 and December 31, 2022, the Company pledged $500,000 to the New Hampshire Banking Department relating to Cambridge Trust Company of New Hampshire, Inc.'s operations in that state. The Company did not have any cash pledged as collateral to derivative counterparties at December 31, 2023 or at December 31, 2022. See NOTE 21 - DERIVATIVES AND HEDGING ACTIVITIES for a discussion of the Company's derivative and hedging activities.

6. INVESTMENT SECURITIES

Investment securities have been classified in the accompanying consolidated balance sheets according to management's intent. The carrying amounts of securities and their approximate fair values were as follows:

	December 31, 2023				December 31, 2022			
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(dollars in thousands)							
Available for sale securities								
U.S. Government Sponsored Enterprise obligations	$ 22,998	$ —	$ (2,536)	$ 20,462	$ 22,997	$ —	$ (3,264)	$ 19,733
Mortgage-backed securities	140,378	4	(23,006)	117,376	158,034	3	(25,354)	132,683
Corporate debt securities	—	—	—	—	996	4	—	1,000
Total available for sale securities	$ 163,376	$ 4	$ (25,542)	$ 137,838	$ 182,027	$ 7	$ (28,618)	$ 153,416
Held to maturity securities								
U.S. Treasury Notes	$ 3,039	$ —	$ (13)	$ 3,026	$ 3,970	$ —	$ (18)	$ 3,952
Mortgage-backed securities	871,426	17	(146,397)	725,046	951,372	4	(157,208)	794,168
Corporate debt securities	250	—	(2)	248	250	—	(6)	244
Municipal securities	84,617	24	(7,533)	77,108	96,405	88	(9,271)	87,222
Total held to maturity securities	$ 959,332	$ 41	$ (153,945)	$ 805,428	$ 1,051,997	$ 92	$ (166,503)	$ 885,586
Total	$ 1,122,708	$ 45	$ (179,487)	$ 943,266	$ 1,234,024	$ 99	$ (195,121)	$ 1,039,002

All of the Company's mortgage-backed securities have been issued by, or are collateralized by securities issued by, the Government National Mortgage Association ("Ginnie Mae" or "GNMA"), the Federal National Mortgage Association ("Fannie Mae" or "FNMA"), or the Federal Home Loan Mortgage Corporation ("Freddie Mac" or "FHLMC").

17

The amortized cost and fair value of investment securities, aggregated by the contractual maturity, are shown below. Municipal securities are aggregated by the earliest of call date or contractual maturity. Maturities of mortgage-backed securities do not take into consideration scheduled amortization or prepayments. Actual maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	December 31, 2023									
	Within One Year		After One, But Within Five Years		After Five, But Within Ten Years		After Ten Years		Total	
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(dollars in thousands)									
Available for sale securities										
U.S. Government Sponsored Enterprise obligations	$ —	$ —	$ 9,998	$ 9,360	$ 5,000	$ 4,506	$ 8,000	$ 6,596	$ 22,998	$ 20,462
Mortgage-backed securities	—	—	11,466	10,877	37,207	31,611	91,705	74,888	140,378	117,376
Total available for sale securities	$ —	$ —	$ 21,464	$ 20,237	$ 42,207	$ 36,117	$ 99,705	$ 81,484	$ 163,376	$ 137,838
Held to maturity securities										
U.S. Treasury Notes	$ 2,076	$ 2,065	$ 963	$ 961	$ —	$ —	$ —	$ —	$ 3,039	$ 3,026
Mortgage-backed securities	—	—	23,490	22,378	50,094	43,247	797,842	659,421	871,426	725,046
Corporate debt securities	250	248	—	—	—	—	—	—	250	248
Municipal securities	2,666	2,663	22,397	22,309	22,051	21,620	37,503	30,516	84,617	77,108
Total held to maturity securities	$ 4,992	$ 4,976	$ 46,850	$ 45,648	$ 72,145	$ 64,867	$ 835,345	$ 689,937	$ 959,332	$ 805,428
Total	$ 4,992	$ 4,976	$ 68,314	$ 65,885	$ 114,352	$ 100,984	$ 935,050	$ 771,421	$ 1,122,708	$ 943,266

The following tables show the Company's investment securities with gross unrealized losses, for which an allowance for credit losses has not been recorded at December 31, 2023 or at December 31, 2022, aggregated by investment category and length of time that individual investment securities have been in a continuous loss position:

	December 31, 2023					
	Less than 12 months		12 months or longer		Total	
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(dollars in thousands)					
Available for sale securities						
U.S. Government Sponsored Enterprise obligations	$ —	$ —	$ 20,462	$ (2,536)	$ 20,462	$ (2,536)
Mortgage-backed securities	79	(1)	113,478	(23,005)	113,557	(23,006)
Total available for sale securities	$ 79	$ (1)	$ 133,940	$ (25,541)	$ 134,019	$ (25,542)
Held to maturity securities						
U.S. Treasury Notes	$ 961	$ (2)	$ 2,065	$ (11)	$ 3,026	$ (13)
Mortgage-backed securities	—	—	723,042	(146,397)	723,042	(146,397)
Corporate debt securities	—	—	248	(2)	248	(2)
Municipal securities	17,401	(79)	44,548	(7,454)	61,949	(7,533)
Total held to maturity securities	$ 18,362	$ (81)	$ 769,903	$ (153,864)	$ 788,265	$ (153,945)
Total	$ 18,441	$ (82)	$ 903,843	$ (179,405)	$ 922,284	$ (179,487)

18

	December 31, 2022					
	Less than 12 months		12 months or longer		Total	
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(dollars in thousands)					
Available for sale securities						
U.S. Government Sponsored Enterprise obligations	$ 10,722	$ (2,278)	$ 9,012	$ (986)	$ 19,734	$ (3,264)
Mortgage-backed securities	41,832	(3,097)	90,545	(22,257)	132,377	(25,354)
Total available for sale securities	$ 52,554	$ (5,375)	$ 99,557	$ (23,243)	$ 152,111	$ (28,618)
Held to maturity securities						
U.S. Treasury Notes	$ 3,952	$ (18)	$ —	$ —	$ 3,952	$ (18)
Mortgage-backed securities	230,708	(22,362)	562,835	(134,846)	793,543	(157,208)
Corporate debt securities	243	(6)	—	—	243	(6)
Municipal securities	51,969	(4,388)	13,714	(4,883)	65,683	(9,271)
Total held to maturity securities	$ 286,872	$ (26,774)	$ 576,549	$ (139,729)	$ 863,421	$ (166,503)
Total	$ 339,426	$ (32,149)	$ 676,106	$ (162,972)	$1,015,532	$ (195,121)

As of December 31, 2023, 415 debt securities had gross unrealized losses, with an aggregate depreciation of 16.3% from the Company's amortized cost basis. The largest unrealized dollar loss of any single security was $1.9 million, or 22.2% of its amortized cost. The largest unrealized loss percentage of any single security was 36.6% of its amortized cost, or $855,000.

The Company believes that the nature and duration of unrealized losses on its debt security positions are primarily a function of interest rate movements and changes in investment spreads and does not consider full repayment of principal on the reported debt obligations to be at risk. Since nearly all of these securities are rated "investment grade" and (a) the Company does not intend to sell these securities before recovery and (b) it is more likely than not that the Company will not be required to sell these securities before recovery, the Company does not expect to suffer a credit loss as of December 31, 2023.

There were no investment securities pledged as collateral for repurchase agreements at December 31, 2023.

The following table sets forth information regarding sales of investment securities and the resulting gains or losses from such sales:

	For the Year Ended December 31,		
	2023	2022	2021
	(dollars in thousands)		
Amortized cost of securities sold	$ —	$ 19,018	$ —
Gross gains realized on securities sold	—	—	—
Gross losses realized on securities sold	—	—	—
Net proceeds from securities sold	$ —	$ 19,018	$ —

The Company monitors the credit quality of certain debt securities through the use of credit rating among other factors on a quarterly basis. Credit ratings are opinions about the credit quality of a security and are utilized by the Company to make informed decisions. Investment grade securities are rated BBB-/Baa3 or higher and are generally considered to be of low risk. At December 31, 2023 and 2022 respectively, the Company's debt securities portfolio did not contain any securities below investment grade, as reported by major credit rating agencies. At December 31, 2023 and 2022, respectively, none of the Company's investment securities were delinquent or in non-accrual status.

The following tables summarize the credit rating of the Company's debt securities portfolio at December 31, 2023 and December 31, 2022.

19

	December 31, 2023					
	Mortgage-backed Securities [1]	Corporate Debt Securities	Municipal Securities	U.S. GSE Obligations	U.S. Treasury Notes	Total
	(dollars in thousands)					
Available for sale securities, at fair value						
AAA/AA/A	$ 117,376	$ —	$ —	$ 20,462	$ —	$ 137,838
Total available for sale securities	$ 117,376	$ —	$ —	$ 20,462	$ —	$ 137,838
Held to maturity securities, at amortized cost						
AAA/AA/A	$ 871,426	$ 250	$ 84,617	$ —	$ 3,039	$ 959,332
Total held to maturity securities	$ 871,426	$ 250	$ 84,617	$ —	$ 3,039	$ 959,332

	December 31, 2022					
	Mortgage-backed Securities [1]	Corporate Debt Securities	Municipal Securities	U.S. GSE Obligations	U.S. Treasury Notes	Total
	(dollars in thousands)					
Available for sale securities, at fair value						
AAA/AA/A	$ 132,683	$ —	$ —	$ 19,733	$ —	$ 152,416
BBB/BB/B	—	1,000	—	—	—	1,000
Total available for sale securities	$ 132,683	$ 1,000	$ —	$ 19,733	$ —	$ 153,416
Held to maturity securities, at amortized cost						
AAA/AA/A	$ 951,372	$ 250	$ 96,405	$ —	$ 3,970	$1,051,997
Total held to maturity securities	$ 951,372	$ 250	$ 96,405	$ —	$ 3,970	$1,051,997

1. Includes Agency mortgage-backed pass-through securities and collateralized mortgage obligations issued by U.S. Government Sponsored Enterprises ("GSEs") and U.S. government agencies, such as FNMA, FHLMC, and GNMA that are not rated by Moody's or Standard & Poor's. Each security contains a guarantee by the issuing GSE or agency and therefore carries an implicit guarantee of the U.S. government. These have been categorized as AAA/AA/A.

20

21 7. LOANS AND THE ALLOWANCE FOR CREDIT LOSSES Loans outstanding are detailed by category as follows: December 31, 2023 December 31, 2022 (dollars in thousands) Residential mortgage Mortgages - fixed rate $ 813,374 $ 902,968 Mortgages - adjustable rate 760,632 703,958 Construction 45,863 35,299 Deferred costs, net of unearned fees 6,395 6,613 Total residential mortgages 1,626,264 1,648,838 Commercial mortgage Mortgages - non-owner occupied 1,648,408 1,592,732 Mortgages - owner occupied 167,522 183,591 Construction 113,133 135,782 Deferred costs, net of unearned fees 2,410 2,318 Total commercial mortgages 1,931,473 1,914,423 Home equity Home equity - lines of credit 92,730 108,961 Home equity - term loans 2,679 2,098 Deferred costs, net of unearned fees 240 292 Total home equity 95,649 111,351 Commercial and industrial Commercial and industrial 342,475 349,026 Paycheck Protection Program loans 653 1,384 Unearned fees, net of deferred costs 583 240 Total commercial and industrial 343,711 350,650 Consumer Secured 22,592 35,679 Unsecured 1,822 1,897 Deferred costs, net of unearned fees 33 18 Total consumer 24,447 37,594 Total loans $ 4,021,544 $ 4,062,856 Directors and officers of the Company and their associates are clients of, and have other transactions with, the Company in the normal course of business. All loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than normal risk of collection or present other unfavorable features. Asset Quality The Company’s philosophy toward managing its loan portfolios is predicated upon careful monitoring, which stresses early detection and response to delinquent and default situations. The Company seeks to make arrangements to resolve any delinquent or default situation over the shortest possible time frame. As a general rule, loans more than 90 days past due with respect to principal or interest are classified as non-accrual loans. The Company may use discretion regarding other loans over 90 days past due if the loan is well secured and/or in process of collection.

22 The following tables set forth information regarding non-performing loans disaggregated by loan category: December 31, 2023 Residential Mortgage Commercial Mortgage Home Equity Commercial and Industrial Total (dollars in thousands) Non-performing loans: Non-accrual loans $ 6,412 $ 9,758 $ 285 $ 61 $ 16,516 Loans past due >90 days, but still accruing — — — 51 51 Total $ 6,412 $ 9,758 $ 285 $ 112 $ 16,567 December 31, 2022 Residential Mortgage Commercial Mortgage Home Equity Commercial and Industrial Total (dollars in thousands) Non-performing loans: Non-accrual loans $ 4,733 $ 311 $ 722 $ 73 $ 5,839 Troubled debt restructurings 622 — — 81 $ 703 Total $ 5,355 $ 311 $ 722 $ 154 $ 6,542 It is the Company’s policy to reverse any accrued interest when a loan is put on non-accrual status and, generally, to record any payments received from a borrower related to a loan on non-accrual status as a reduction of the amortized cost basis of the loan. The Company did not record any interest income on non-accrual loans during the years ended December 31, 2023 and December 31, 2022. Accrued interest reversed against interest income for the year ended December 31, 2023 and December 31, 2022 was immaterial. There were no significant commitments to lend additional funds to borrowers whose loans were on non-accrual status at December 31, 2023 and December 31, 2022. A financial asset is considered collateral-dependent when the debtor is experiencing financial difficulty and repayment is expected to be provided substantially through the sale or operation of the collateral. Expected credit losses for collateral-dependent loans are based on the fair value of the collateral at the reporting date, adjusted for selling costs as appropriate. The following table presents the amortized costs basis and related reserve amount of individually analyzed collateral-dependent loans by portfolio segment. For the Year Ended December 31, 2023 2022 Amortized Cost Basis Reserve Amount Amortized Cost Basis Reserve Amount (dollars in thousands) Commercial mortgage $ 9,611 $ 2,345 $ - $ - Commercial & Industrial 64 43 103 82 Total $ 9,675 $ 2,388 $ 103 $ 82 Loan Modifications Pursuant to ASU 2022-02, the Company evaluates all loan restructurings according to the accounting guidance for loan modifications to determine if the restructuring results in a new loan or a continuation of the existing loan. An assessment of whether a borrower is experiencing financial difficulty is made at the time of a modification. Loan modifications to borrowers experiencing financial difficulty that result in a change in the timing or amount of contractual cash flows include situations where there is principal forgiveness, interest rate reductions, other-than-insignificant payment delays, term extensions, and combinations of the listed modifications. Therefore, the disclosures related to loan restructurings are only for modifications that directly affect cash flows. For the year ended December 31, 2023, the Company made no loan modifications to borrower’s experiencing financial difficulty. Troubled Debt Restructurings (“TDRs”) Prior to the adoption of ASU 2022-02, loans were considered restructured in a troubled debt restructuring when the Company granted concessions to a borrower due to the borrower’s financial condition that it otherwise would not have considered. These concessions may

23 have include modifications of the terms of the debt such as deferral of payments, extension of maturity, reduction of principal balance, reduction of the stated interest rate other than normal market rate adjustments, or a combination of these concessions. Restructured loans were classified as accruing or non-accruing based on management’s assessment of the collectability of the loan. Loans which were already on non-accrual status at the time of the restructuring generally remained on non-accrual status for approximately six months or longer before management considered such loans for return to accruing status. Accruing restructured loans were placed into non-accrual status if and when the borrower failed to comply with the restructured terms and management deemed it unlikely that the borrower will return to a status of compliance in the near term. TDRs were individually evaluated for credit losses. There were no new TDRs during the year ended December 31, 2022. As of December 31, 2022, four loans were TDRs with a total carrying value of $704,000. There were no TDR defaults during the year ended December 31, 2022. As of December 31, 2023 and December 31, 2022, there were no significant commitments to lend additional funds to borrowers whose loans were restructured. Pursuant to Section 4013 of the CARES Act, financial institutions could suspend the requirements under U.S. GAAP related to TDRs for modifications made before December 31, 2020 to loans that were current as of December 31, 2019. As a result of the enactment of the Consolidated Appropriations Act, 2021, in January 2021, the suspension of TDR accounting was extended to, and expired on January 1, 2022. The requirement that a loan be not more than 30 days past due as of December 31, 2019 was still applicable. In response to the COVID-19 pandemic and its economic impact to clients, a short-term modification program that complied with the CARES Act was implemented to provide temporary payment relief to those borrowers directly impacted by COVID-19. The deferred payments along with interest accrued during the deferral period are due and payable on the maturity date. Under issued guidance, provided that these loans were current as of either year end or the date of the modification, these loans were not considered TDR loans at December 31, 2023 and will not be reported as past due during the deferral period. The Company had no loans in deferral as of December 31, 2023. Foreclosure proceedings As of December 31, 2023, there were two loans in process of foreclosure with a carrying value of approximately $1.5 million. Both of these loans are secured by one to four family residential property. As of December 31, 2022, there were no loans in process of foreclosure. Loans by Credit Quality Indicator With respect to residential real estate mortgages, home equity, and consumer loans, the Company utilizes the following categories as indicators of credit quality:  Performing – These loans are accruing and are considered having low to moderate risk.  Non-performing – These loans are on non-accrual or are past due more than 90 days but are still accruing or are restructured. These loans may contain greater than average risk. With respect to commercial real estate mortgages and commercial loans, the Company utilizes a 10-grade internal loan rating system as an indicator of credit quality. The grades are as follows:  Loans rated 1-6 (Pass) – These loans are considered “pass” rated with low to moderate risk.  Loans rated 7 (Special Mention) – These loans have potential weaknesses warranting close attention, which, if left uncorrected, may result in deterioration of the credit at some future date.  Loans rated 8 (Substandard) – These loans have well-defined weaknesses that jeopardize the orderly liquidation of the debt under the original loan terms. Loss potential exists but is not identifiable in any one client.  Loans rated 9 (Doubtful) – These loans have pronounced weaknesses that make full collection highly questionable and improbable.  Loans rated 10 (Loss) – These loans are considered uncollectible and continuance as a bankable asset is not warranted.

The following tables contain period-end balances of loans receivable disaggregated by credit quality indicator:

	Credit Quality Indicator - by Origination Year as of December 31, 2023							
	2023	2022	2021	2020	2019	Prior	Revolving loans amortized cost basis	Total
				(dollars in thousands)				
Residential Mortgage:								
Current	$ 92,911	$ 331,817	$ 507,677	$ 274,988	$ 111,715	$ 300,744	$ —	$ 1,619,852
Non-performing				193	1,490	4,729	—	6,412
Total	$ 92,911	$ 331,817	$ 507,677	$ 275,181	$ 113,205	$ 305,473	$ —	$ 1,626,264
Current-period gross write-offs	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —
Home equity:								
Current	$ 8,085	$ 2,411	$ 2,241	$ 1,399	$ 2,587	$ 14,674	$ 63,967	$ 95,364
Non-performing		58				227	—	285
Total	$ 8,085	$ 2,469	$ 2,241	$ 1,399	$ 2,587	$ 14,901	$ 63,967	$ 95,649
Current-period gross write-offs	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —
Consumer:								
Current	$ 7,281	$ 7,459	$ 1,706	$ 2,841	$ 694	$ 3,842	$ 624	$ 24,447
Non-performing	—	—	—	—	—	—	—	—
Total	$ 7,281	$ 7,459	$ 1,706	$ 2,841	$ 694	$ 3,842	$ 624	$ 24,447
Current-period gross write-offs	$ —	$ —	$ —	$ —	$ —	$ 67	$ —	$ 67

	Credit Quality Indicator - by Origination Year as of December 31, 2023							
	2023	2022	2021	2020	2019	Prior	Revolving loans amortized cost basis	Total
				(dollars in thousands)				
Commercial Mortgage:								
Credit risk profile by internally assigned grade:								
1-6 (Pass)	$ 69,636	$ 466,760	$ 360,331	$ 226,994	$ 258,296	$ 459,472	$ —	$ 1,841,489
7 (Special Mention)	1,826	1,822	—	1,507	48,470	25,493	—	79,118
8 (Substandard)	—	1,096	—	—	—	9,770	—	10,866
9 (Doubtful)	—	—	—	—	—	—	—	—
10 (Loss)	—	—	—	—	—	—	—	—
Total	$ 71,462	$ 469,678	$ 360,331	$ 228,501	$ 306,766	$ 494,735	$ —	$ 1,931,473
Current-period gross write-offs	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —
Commercial and Industrial:								
Credit risk profile by internally assigned grade:								
1-6 (Pass)	$ 43,388	$ 107,494	$ 46,678	$ 50,660	$ 22,325	$ 40,647	$ 436	$ 311,628
7 (Special Mention)	60	25,057	92	3,467	2	121	10	28,809
8 (Substandard)	—	1,321	—	256	1,575	122	—	3,274
9 (Doubtful)	—	—	—	—	—	—	—	—
10 (Loss)	—	—	—	—	—	—	—	—
Total	$ 43,448	$ 133,872	$ 46,770	$ 54,383	$ 23,902	$ 40,890	$ 446	$ 343,711
Current-period gross write-offs	$ —	$ —	$ —	$ —	$ —	$ 62	$ —	$ 62

24

	Credit Quality Indicator - by Origination Year as of December 31, 2022							
	2022	2021	2020	2019	2018	Prior	Revolving loans amortized cost basis	Total
	(dollars in thousands)							
Residential Mortgage:								
Current	$ 339,634	$ 531,147	$ 294,370	$ 119,414	$ 84,215	$ 274,703	$ —	$ 1,643,483
Non-performing	—	—	206	315	684	4,150	—	5,355
Total	$ 339,634	$ 531,147	$ 294,576	$ 119,729	$ 84,899	$ 278,853	$ —	$ 1,648,838
Home equity:								
Current	$ 5,291	$ 2,958	$ 1,349	$ 1,541	$ 867	$ 479	$ 98,144	$ 110,629
Non-performing	—	—	—	—	—	—	722	722
Total	$ 5,291	$ 2,958	$ 1,349	$ 1,541	$ 867	$ 479	$ 98,866	$ 111,351
Consumer:								
Current	$ 13,263	$ 8,573	$ 5,602	$ 836	$ 2,092	$ 6,631	$ 597	$ 37,594
Non-performing	—	—	—	—	—	—	—	—
Total	$ 13,263	$ 8,573	$ 5,602	$ 836	$ 2,092	$ 6,631	$ 597	$ 37,594

	Credit Quality Indicator - by Origination Year as of December 31, 2022							
	2022	2021	2020	2019	2018	Prior	Revolving loans amortized cost basis	Total
	(dollars in thousands)							
Commercial Mortgage:								
Credit risk profile by internally assigned grade:								
1-6 (Pass)	$ 448,919	$ 366,414	$ 240,023	$ 269,899	$ 131,415	$ 383,473	$ —	$ 1,840,143
7 (Special Mention)	—	—	4,562	41,578	21,697	6,132	—	73,969
8 (Substandard)	—	—	—	—	—	311	—	311
9 (Doubtful)	—	—	—	—	—	—	—	—
10 (Loss)	—	—	—	—	—	—	—	—
Total	$ 448,919	$ 366,414	$ 244,585	$ 311,477	$ 153,112	$ 389,916	$ —	$ 1,914,423
Commercial and Industrial:								
Credit risk profile by internally assigned grade:								
1-6 (Pass)	$ 130,418	$ 69,030	$ 65,390	$ 29,543	$ 20,549	$ 27,310	$ 475	$ 342,715
7 (Special Mention)	—	4,211	130	161	407	121	10	5,040
8 (Substandard)	—	—	628	2,102	81	84	—	2,895
9 (Doubtful)	—	—	—	—	—	—	—	—
10 (Loss)	—	—	—	—	—	—	—	—
Total	$ 130,418	$ 73,241	$ 66,148	$ 31,806	$ 21,037	$ 27,515	$ 485	$ 350,650

Loans origination dates in the tables above reflect the original date, or the date of a material modification of a previously originated loan, for both organic originations and acquired loans.

Delinquencies

The past due status of a loan is determined in accordance with its contractual repayment terms. All loan types are reported past due when one scheduled payment is due and unpaid for 30 days or more. Loan delinquencies can be attributed to many factors, such as but not limited to, a continuing weakness in, or deteriorating, economic conditions in the region in which the collateral is located, the loss of a tenant or lower lease rates for commercial borrowers, or the loss of income for consumers and the resulting liquidity impacts on the borrowers.

25

The following tables contain period-end balances of loans receivable disaggregated by past due status:

	December 31, 2023					
	30-59 Days	60-89 Days	90 Days or Greater	Total Past Due	Current Loans	Total
	(dollars in thousands)					
Residential mortgage	$ 16,768	$ 1,234	$ 2,548	$ 20,550	$ 1,605,714	$ 1,626,264
Commercial mortgage	1,885	—	—	1,885	1,929,588	1,931,473
Home equity	1,855	171	—	2,026	93,623	95,649
Commercial and industrial	1,477	301	58	1,836	341,875	343,711
Consumer	251	14	—	265	24,182	24,447
Total	$ 22,236	$ 1,720	$ 2,606	$ 26,562	$ 3,994,982	$ 4,021,544

	December 31, 2022					
	30-59 Days	60-89 Days	90 Days or Greater	Total Past Due	Current Loans	Total
	(dollars in thousands)					
Residential mortgage	$ 11,359	$ 1,454	$ 1,809	$ 14,622	$ 1,634,216	$ 1,648,838
Commercial mortgage	—	—	—	—	1,914,423	1,914,423
Home equity	962	393	214	1,569	109,782	111,351
Commercial and industrial	65	269	—	334	350,316	350,650
Consumer	81	—	—	81	37,513	37,594
Total	$ 12,467	$ 2,116	$ 2,023	$ 16,606	$ 4,046,250	$ 4,062,856

There were two loans 90 days or more past due and still accruing at December 31, 2023 totaling $51,000.

There were no significant commitments to lend additional funds to borrowers whose loans were on non-accrual status at December 31, 2023 and December 31, 2022.

Allowance for Credit Losses

The following tables contain changes in the allowance for credit losses disaggregated by loan category:

	For The Year Ended December 31, 2023						
	Residential Mortgage	Commercial Mortgage	Home Equity	Commercial & Industrial	Consumer	Unfunded Commitments	Total
	(dollars in thousands)						
Allowance for credit loss:							
Allowance for credit losses - loan portfolio:							
Balance at December 31, 2022	$ 13,321	$ 19,086	$ 573	$ 4,153	$ 641	$ —	$ 37,774
Charge-offs	—	—	—	(62)	(67)	—	(129)
Recoveries	—	—	—	37	22	—	59
Provision for (release of) credit losses - loan portfolio	(4,922)	5,366	7	812	(23)	—	1,240
Allowance for credit losses - loan portfolio	$ 8,399	$ 24,452	$ 580	$ 4,940	$ 573	$ —	$ 38,944
Allowance for credit losses - unfunded commitments:							
Balance at December 31, 2022	$ —	$ —	$ —	$ —	$ —	$ 2,096	$ 2,096
Provision for (release of) credit losses - unfunded commitments	—	—	—	—	—	(336)	(336)
Allowance for credit losses- unfunded commitments	$ —	$ —	$ —	$ —	$ —	$ 1,760	$ 1,760
Total allowance for credit loss	**$ 8,399**	**$ 24,452**	**$ 580**	**$ 4,940**	**$ 573**	**$ 1,760**	**$ 40,704**

26

	For The Year Ended December 30, 2022						
	Residential Mortgages	Commercial Mortgages	Home Equity	Commercial & Industrial	Consumer	Unfunded Commitments	Total
	(dollars in thousands)						
Allowance for credit loss:							
Allowance for credit losses - loan portfolio:							
Balance at December 31, 2021	$ 13,383	$ 17,133	$ 406	$ 2,989	$ 585	$ —	$ 34,496
Provision for acquired loans	527	1,337	117	113	8	—	2,102
Initial allowance for PCD	19	37	—	—	—	—	56
Charge-offs	—	—	—	(23)	(29)	—	(52)
Recoveries	4	—	—	89	12	—	105
Provision for (release of) credit losses - loan portfolio	(612)	579	50	985	65	—	1,067
Allowance for credit losses - loan portfolio	$ 13,321	$ 19,086	$ 573	$ 4,153	$ 641	$ —	$ 37,774
Allowance for credit losses - unfunded commitments:							
Balance at December 31, 2021	$ —	$ —	$ —	$ —	$ —	$ 1,384	$ 1,384
Acquired loan commitments	—	—	—	—	—	137	137
Provision for credit losses - unfunded commitments	—	—	—	—	—	575	575
Allowance for credit losses-unfunded commitments	—	—	—	—	—	2,096	2,096
Total allowance for credit loss	**$ 13,321**	**$ 19,086**	**$ 573**	**$ 4,153**	**$ 641**	**$ 2,096**	**$ 39,870**

Balances of accrued interest receivable excluded from amortized cost and the calculation of allowance for credit losses amounted to $13.5 million, $11.6 million, and $6.8 million at December 31, 2023, December 31, 2022, and December 31, 2021, respectively.

8. FEDERAL HOME LOAN BANK ("FHLB") OF BOSTON STOCK

As a voluntary member of the FHLB of Boston, the Company is required to invest in stock of the FHLB of Boston (which is considered a restricted equity security) in an amount based upon its outstanding advances from the FHLB of Boston. At December 31, 2023 and 2022, the Company's investment in FHLB of Boston stock totaled $19.1 million and $6.3 million, respectively. No market exists for shares of this stock. The Company's cost for FHLB of Boston stock is equal to its par value. Upon redemption of the stock, which is at the discretion of the FHLB of Boston, the Bank would receive an amount equal to the par value of the stock. At its discretion, the FHLB of Boston may also declare dividends on its stock.

The Company's investment in FHLB of Boston stock is reviewed for impairment at each reporting date based on the ultimate recoverability of the cost basis of the stock. As of December 31, 2023 and December 31, 2022, no impairment has been recognized.

9. BANKING PREMISES AND EQUIPMENT

A summary of the cost and accumulated depreciation and amortization of property, leasehold improvements, and equipment is presented below:

	December 31, 2023	December 31, 2022	Estimated Useful Lives
	(dollars in thousands)		
Land	$ 3,396	$ 3,396	
Building and leasehold improvements	25,586	25,588	3-30 years
Equipment, including vaults	21,460	20,165	3-20 years
Work in process	149	22	
Subtotal	50,591	49,171	
Accumulated depreciation and amortization	(28,838)	(25,874)	
Total	$ 21,753	$ 23,297	

27

Total depreciation expense for the years ended December 31, 2023, 2022, and 2021 amounted to $2.8 million, $2.7 million, and $2.6 million, and is included in occupancy and equipment expenses in the accompanying consolidated statements of income.

10. INTANGIBLE ASSETS

Core deposit intangible ("CDI"). At December 31, 2023 and December 31, 2022, the carrying value of CDI assets totaled $6.5 million and $7.4 million, respectively. The Company recorded amortization expense of CDI assets totaling $893,000, $494,000, and $361,000 for the years ended December 31, 2023, December 31, 2022, and December 31, 2021, respectively. The weighted-average remaining amortization period for CDI was 7.7 years and 8.7 years at December 31, 2023 and December 31, 2022, respectively.

Mortgage servicing rights. Periodically, the Company sells certain residential mortgage loans to the secondary market. Generally, these loans are sold without recourse or other credit enhancements.

The Company sells loans and either releases or retains the servicing rights. For loans sold with servicing rights retained, the Company provides the servicing for the loans on a per-loan fee basis. The Company was servicing mortgage loans sold to others without recourse of approximately $173.9 million at December 31, 2023 and $191.9 million at December 31, 2022. Mortgage loans sold with servicing rights retained during the years ended December 31, 2023, December 31, 2022, and December 31, 2021 were $6.4 million, $5.8 million, and $25.3 million, respectively.

The following table provides an analysis of mortgage servicing rights, which are included in other assets:

	Mortgage Servicing Rights	Valuation Allowance	Total
		(dollars in thousands)	
Balance at December 31, 2020	$ 1,361	$ (142)	$ 1,219
Mortgage servicing rights capitalized	281	—	281
Amortization charged against servicing income	(559)	—	(559)
Change in impairment reserve	—	142	142
Balance at December 31, 2021	$ 1,083	$ —	$ 1,083
Balance at December 31, 2021	$ 1,083	$ —	$ 1,083
Mortgage servicing rights acquired as a result of the Northmark merger	785	—	785
Mortgage servicing rights capitalized	71	—	71
Amortization charged against servicing income	(274)	—	(274)
Balance at December 31, 2022	$ 1,665	$ —	$ 1,665
Balance at December 31, 2022	$ 1,665	$ —	$ 1,665
Mortgage servicing rights capitalized	74	—	74
Amortization charged against servicing income	(269)	—	(269)
Balance at December 31, 2023	$ 1,470	$ —	$ 1,470

The fair value of the Company's mortgage servicing rights portfolio was $2.4 million and $2.3 million as of December 31, 2023 and 2022, respectively. The fair value of mortgage servicing rights is estimated based on the present value of expected cash flows, incorporating assumptions for discount rate, prepayment speed, and servicing cost.

The weighted-average amortization period for mortgage servicing rights portfolio was 7.8 years and 7.1 years at December 31, 2023 and 2022, respectively.

28

29 The estimated aggregate future amortization expense for mortgage servicing rights for each of the next five years and thereafter is as follows: Future Amortization Expense (dollars in thousands) 2024 $ 173 2025 153 2026 136 2027 121 2028 109 Thereafter 778 Total $ 1,470 11. DEPOSITS Deposits are summarized as follows: December 31, 2023 December 31, 2022 (dollars in thousands) Demand deposits (non-interest bearing) $ 1,032,413 $ 1,366,395 Interest bearing checking 1,132,518 908,961 Money market 983,480 1,162,773 Savings 498,386 790,628 Retail certificates of deposit under $250,000 212,694 117,532 Retail certificates of deposit $250,000 or greater 170,020 87,528 Brokered certificates of deposit 291,667 381,559 Total deposits $ 4,321,178 $ 4,815,376 Certificates of deposit had the following schedule of maturities: December 31, 2023 December 31, 2022 (dollars in thousands) 2023 $ — $ 533,513 2024 655,266 39,753 2025 11,388 5,377 2026 5,918 6,021 2027 1,315 1,955 2028 and after 494 — Total certificates of deposit $ 674,381 $ 586,619 Related Party Deposits Deposit accounts of directors, executive officers, and their respective affiliates totaled $1.7 million and $2.7 million as of December 31, 2023 and 2022, respectively. 12. BORROWINGS Federal Home Loan Bank Advances At December 31, 2023 the Company had $406.0 million of short-term advances from the FHLB of Boston, with a weighted average rate of 5.38%. For the year ended December 31, 2023 the average daily balance for short-term advances was $157.1 million and the highest month end balance was $406.0 million. At December 31, 2022, the Company had $100.2 million of short-term advances from the FHLB of Boston, with a weighted average rate of 4.38%. For the year ended December 31, 2022 the average daily balance for short-term advances was $68.4 million and the highest month end balance was $279.0 million. At December 31, 2023 the Company had $46.2 million of long-term advances from the FHLB of Boston, with a weighted average rate of 4.17%. At December 31, 2022, the Company had no long-term advances from the FHLB of Boston.

Information relating to the Company's borrowings, their remaining maturities, and weighted average interest rates are presented below:

	For the Year Ended December 31,			
	2023		2022	
	Amount	Weighted Average Interest Rate	Amount	Weighted Average Interest Rate
	(dollars in thousands)			
Within one year	$ 406,000	5.38%	$ 100,176	4.38%
Over one year to three years	45,000	4.27%	—	—%
Over three years to five years [1]	717	—%	—	—%
Over five years[1]	438	—%	—	—%
Total FHLB of Boston	$ 452,155	5.26%	$ 100,176	4.38%

(1) Includes advances under the FHLB of Boston Jobs for New England ("JNE") program, which are zero rate borrowings.

Securities Sold Under Agreements to Repurchase

The Company periodically enters into repurchase agreements with its larger deposit and commercial clients as part of its cash management services which are typically overnight borrowings. There were no repurchase agreements with clients outstanding as of December 31, 2023. Repurchase agreements with clients totaled $5.0 million as of December 31, 2022. The daily average balance of securities sold under agreements to repurchase during the year ended December 31, 2023 was $1.7 million and during the year ended December 31, 2022 was $1.2 million. The Company retained control of the securities underlying these agreements.

Unused Borrowing Capacity with the FHLB of Boston and FRB of Boston

All short- and long-term borrowings with the FHLB of Boston are secured by the Company's stock in the FHLB of Boston and a blanket lien on "qualified collateral" defined principally as 60% - 70% of the carrying value of certain residential mortgage loans. Based upon collateral pledged, the Bank's unused borrowing capacity with the FHLB of Boston at December 31, 2023 was approximately $532.0 million.

The Company also has a line of credit with the FRB of Boston. The Company did not have any outstanding FRB borrowings at December 31, 2023 or December 31, 2022. At December 31, 2023 and December 31, 2022, the Company had pledged investment securities, CRE, and home equity loans with aggregate principal balances of approximately $2.11 billion and $970.1 million, respectively, as collateral for this line of credit. Based upon the collateral pledged, the Company's unused borrowing capacity with the FRB of Boston at December 31, 2023 and 2022 was approximately $1.76 billion and $680.4 million, respectively.

13. INCOME TAXES

The components of income tax expense were as follows:

	For the Year Ended December 31,		
	2023	2022	2021
	(dollars in thousands)		
Current income tax expense			
Federal	$ 7,740	$ 12,906	$ 11,330
State	2,895	5,559	4,862
Total current income tax expense	10,635	18,465	16,192
Deferred income tax expense			
Federal	1,091	455	1,840
State	574	132	1,059
Total deferred income tax expense	1,665	587	2,899
Total income tax expense	$ 12,300	$ 19,052	$ 19,091

30

31 The following is a reconciliation of the total income tax expense, calculated at statutory federal income tax rates, to the income tax provision in the consolidated statements of income: For the Year Ended December 31, 2023 2022 2021 (dollars in thousands) Income tax expense at statutory rate of 21.0% $ 9,746 $ 15,112 $ 15,354 Increase/(decrease) resulting from: State tax, net of federal tax benefit 2,741 4,496 4,678 Tax-exempt income (597) (814) (795) ESOP dividends (151) (150) (145) Bank owned life insurance (148) (133) (165) Compensation limited under 162(m) 112 193 226 Benefit from stock compensation 17 (81) (46) Non-deductible acquisition costs 657 182 — Non-deductible expenses 71 44 55 BOLI surrender, death benefit — 310 — Other (148) (107) (71) Total income tax expense $ 12,300 $ 19,052 $ 19,091 The Company’s 2023 and 2022 net deferred tax assets were measured using a 27.95% federal and state blended tax rate, respectively, and consisted of the following components: December 31, 2023 December 31, 2022 (dollars in thousands) Gross deferred tax assets Allowance for credit losses $ 11,377 $ 11,142 Unrealized losses on available for sale securities 6,652 7,390 Incentive compensation 1,379 1,819 Equity based compensation 910 1,298 Lease liabilities 7,033 7,661 ESOP dividends 202 200 Intangibles and fair value marks (merger related) 1,841 2,322 Other 528 931 Total gross deferred tax assets 29,922 32,763 Gross deferred tax liabilities Deferred loan origination costs (2,835) (2,886) Retirement benefits (2,460) (1,745) Depreciation of premises and equipment (2,353) (2,551) Right-of-use asset (6,493) (7,014) Mortgage servicing rights (411) (465) Goodwill (115) (115) Derivative transactions 44 3 Total gross deferred tax liabilities (14,623) (14,773) Net deferred tax asset $ 15,299 $ 17,990 It is management’s belief that it is more likely than not that the reversal of deferred tax liabilities and results of future operations will generate sufficient taxable income to realize the deferred tax assets. Therefore, no valuation allowance was required at either December 31, 2023 and December 31, 2022 for the deferred tax assets. It should be noted, however, that factors beyond management’s control, such as the general state of the economy and real estate values, can affect future levels of taxable income and that no assurance can be given that sufficient taxable income will be generated in future periods to fully absorb deductible temporary differences.

32 A summary of the change in the net deferred tax asset is as follows: For the Year Ended December 31, 2023 2022 Balance at beginning of year: $ 17,990 $ 9,985 Deferred tax expense (1,665) (587) Merger accounting — 1,853 Accumulated other comprehensive income (1,026) 6,739 Balance at end of year $ 15,299 $ 17,990 At December 31, 2023 and December 31, 2022, the Company had no unrecognized tax benefits or any uncertain tax positions. The Company does not expect the total amount of unrecognized tax benefits to significantly increase in the next 12 months. The Company’s federal income tax returns are open and subject to examination from the 2020 through 2023 tax return years. The Company’s state income tax returns are open from the 2020 through 2023 tax return years based on individual states’ statute of limitations. 14. PENSION AND RETIREMENT PLANS The Company has a noncontributory, defined benefit pension plan (“Pension Plan”) covering substantially all employees hired before May 2, 2011. The Company also provides supplemental retirement benefits to certain current and former executive officers of the Company under the terms of Supplemental Executive Retirement Agreements (“Supplemental Retirement Plan”). The Company also offers postretirement health care benefits for current and future retirees of the Bank. Certain employees receive a fixed monthly benefit at age 65 toward the purchase of postretirement medical coverage. The benefit received is based on the employee’s years of active service. Effective November 7, 2019, the postretirement health care plan was frozen for employees hired after that date. The Company froze the accrual of benefits on the qualified defined benefit pension plan in 2017. The Company did not make any contributions to the qualified defined benefit pension plan during the years ended December 31, 2023 and December 31, 2022. The Company uses a December 31st measurement date each year to determine the benefit obligations for these plans. Projected benefit obligations and funded status were as follows: Pension Plan Supplemental Retirement Plan 2023 2022 2023 2022 (dollars in thousands) Change in projected benefit obligation Obligation at beginning of year $ 35,598 $ 47,875 $ 8,060 $ 10,075 Service cost — — 273 399 Interest cost 1,806 1,309 399 260 Actuarial (gain) loss 1,175 (11,754) 81 (2,057) Benefits paid (1,937) (1,832) (616) (617) Obligation at end of year 36,642 35,598 8,197 8,060 Change in plan assets Fair value at beginning of year 50,349 60,638 — — Actual return on plan assets 5,716 (8,457) — — Employer contribution — — 616 617 Benefits paid (1,937) (1,832) (616) (617) Fair value at end of year 54,128 50,349 — — Funded status at end of year $ 17,486 $ 14,751 $ (8,197) $ (8,060) The funded status of the Company’s Pension Plan is included within other assets and the funded status of the Company’s Supplemental Retirement Plan is included within other liabilities on the Company’s consolidated balance sheets at December 31, 2023 and 2022. Pension Plan Supplemental Retirement Plan 2023 2022 2023 2022 (dollars in thousands) Accumulated benefit obligation $ 36,642 $ 35,598 $ 7,823 $ 7,627

33 Amounts recognized in accumulated other comprehensive income (loss) consisted of: Pension Plan Supplemental Retirement Plan 2023 2022 2023 2022 (dollars in thousands) Net actuarial (gain) loss $ (964) $ 373 $ (535) $ (617) Total $ (964) $ 373 $ (535) $ (617) The components of net periodic benefit cost and amounts recognized in other comprehensive income (loss) were as follows: Pension Plan Supplemental Retirement Plan 2023 2022 2023 2022 (dollars in thousands) Net periodic benefit cost Service cost $ — $ — $ 273 $ 399 Interest cost 1,806 1,309 399 260 Expected return on assets (3,204) (3,876) — — Amortization of net actuarial loss — — — 28 Net periodic expense (benefit) (1,398) (2,567) 672 687 Amounts recognized in other comprehensive income (loss) Net actuarial loss/(gain) (1,337) 579 81 (2,057) Amortization of net actuarial loss — — — (28) Total recognized in other comprehensive income (loss) (1,337) 579 81 (2,085) Total recognized in net periodic expense (benefit) and other comprehensive income (loss) $ (2,735) $ (1,988) $ 753 $ (1,398) Weighted-average assumptions used to determine projected benefit obligations are as follows: Pension Plan Supplemental Retirement Plan 2023 2022 2023 2022 Discount rate 5.00% 5.22% 4.95% 5.15% Rate of compensation increase N/A N/A 4.00% 4.00% Weighted-average assumptions used to determine the net periodic benefit cost in each year were as follows: Pension Plan Supplemental Retirement Plan 2023 2022 2023 2022 Discount rate 5.22% 2.79% 5.15% 2.63% Expected long-term return on plan assets 6.50% 6.50% N/A N/A Rate of compensation increase N/A N/A 4.00% 4.00% To develop the expected long-term rate of return on assets assumption for the Pension Plan, the Company considered the historical returns and the future expectations for returns for each asset class, as well as target asset allocations of the pension portfolio. The Company maintains an Investment Policy for its Pension Plan. The objective of this policy is to seek a balance between capital appreciation, current income, and preservation of capital. The Investment Policy guidelines suggest that the target asset allocation percentages are from 0% to 60% in domestic large cap equities, from 0% to 20% in domestic small/mid cap equities, from 0% to 20% in international and emerging equities, and from 20% to 100% in cash and fixed income.

34 The Company’s Pension Plan weighted-average asset allocations by asset category were as follows: December 31, 2023 2022 Equity securities 45% 60% Debt securities 20 33 Cash and equivalents 35 7 Total 100% 100% The three broad levels of fair values used to measure the Pension Plan assets are as follows:  Level 1 – Quoted prices for identical assets in active markets.  Level 2 – Quoted prices for similar assets in active markets; quoted prices for identical or similar assets in inactive markets; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets.  Level 3 – Valuations derived from techniques in which one or more significant inputs or significant value drivers are unobservable in the markets and which reflect the Company’s market assumptions. The following table summarizes the various categories of the Pension Plan’s assets: Fair Value as of December 31, 2023 Level 1 Level 2 Level 3 Total (dollars in thousands) Asset category Cash and cash equivalents $ 18,755 $ — $ — $ 18,755 Fixed income — 8,129 — 8,129 Equity securities Mutual funds Domestic equity 15,285 — — 15,285 International 2,798 — — 2,798 Domestic fixed income 9,161 — — 9,161 Total $ 45,999 $ 8,129 $ — $ 54,128 Fair Value as of December 31, 2022 Level 1 Level 2 Level 3 Total (dollars in thousands) Asset category Cash and cash equivalents $ 3,676 $ — $ — $ 3,676 Fixed income — 12,347 — 12,347 Equity securities Mutual funds Domestic equity 24,201 — — 24,201 International 3,942 — — 3,942 Domestic fixed income 6,183 — — 6,183 Total $ 38,002 $ 12,347 $ — $ 50,349 There were no transfers between fair value levels during the years ended December 31, 2023 and December 31, 2022. The Company offers postretirement health care benefits for current and future retirees of the Bank. Employees receive a fixed monthly benefit at age 65 toward the purchase of postretirement medical coverage. The benefit received is based on the employee’s years of active service. The Company uses a December 31 measurement date each year to determine the benefit obligation for this plan. On

November 7, 2019, the Company announced its decision to freeze the accrual of benefits to new hires within the plan. The plan is unfunded and plan obligations were $489,000 and $424,000 at December 31, 2023 and December 31, 2022, respectively.

Benefits expected to be paid in the next ten years are as follows:

	Pension Plan	Supplemental Retirement Plan	Postretirement Healthcare Plan	Total
		(dollars in thousands)		
Year-ended December 31,				
2024	$ 2,207	$ 614	$ 23	$ 2,844
2025	2,287	611	24	2,922
2026	2,413	607	24	3,044
2027	2,340	602	24	2,966
2028	2,483	596	25	3,104
2029-2033	12,961	4,192	141	17,294
Total	$ 24,691	$ 7,222	$ 261	$ 32,174

Employee Profit Sharing and 401(k) Plan

The Company maintains a Profit-Sharing Plan ("PSP") that provides for deferral of federal and state income taxes on employee contributions allowed under Section 401(k) of federal law. The Company matches employee contributions up to 100% of the first 4% of each participant's salary, eligible bonus, and eligible incentive. Employees are eligible to participate in the PSP on the first day of their initial date of service. The Company may also make discretionary contributions to the PSP.

Employee Stock Ownership Plan

The Company has an Employee Stock Ownership Plan ("ESOP") for its eligible employees. Employees are eligible to participate upon the attainment of age 21 and the completion of 12 months of service consisting of at least 1,000 hours. Purchases of the Company's stock by the ESOP will be funded by employer contributions or reinvestment of cash dividends.

Total expenses related to the Profit Sharing and ESOP Plans for the years ended December 31, 2023, 2022, and 2021 amounted to $2.8 million, $4.5 million, and $4.0 million, respectively.

Defined Contribution SERP Plan

For executives participating in the Defined Contribution SERP Plan ("DC SERP") plan, the Company made a contribution of 10% of each executive's base salary and bonus to his or her account under the Company's DC SERP. Total expenses related to the Company's DC SERP for the years ended December 31, 2023, 2022, and 2021 amounted to $25,000, $271,000, and $201,000, respectively.

15. SHARE-BASED COMPENSATION

In 2017, the Company adopted the 2017 Equity and Cash Incentive Plan (the "2017 Plan") and all future awards from date of adoption are anticipated to be made under the 2017 Plan. The 2017 Plan permits the issuance of restricted stock, restricted stock units (both time and performance-based), stock options, and stock appreciation rights.

Restricted stock awards time-vest either over a three-year or five-year period and are fair valued as of the date of grant. The holders of restricted stock awards participate fully in the rewards of stock ownership of the Company, including voting and dividend rights. A summary of restricted stock outstanding as of December 31, 2023 and 2022, and changes during the years ended on those dates, is presented below:

	December 31, 2023		December 31, 2022	
	Number of Shares	Weighted Average Grant Value	Number of Shares	Weighted Average Grant Value
Restricted stock				
Non-vested at beginning of year	34,572	$ 82.19	34,622	$ 78.20
Granted	16,468	81.49	14,380	87.10
Vested	(10,771)	80.94	(11,450)	76.50
Forfeited	(2,363)	84.25	(2,980)	81.43
Non-vested at end of year	37,906	$ 82.11	34,572	$ 82.19

35

36 Performance-based restricted stock units vest based upon the Company’s performance over a three-year period and are fair valued as of the date of grant. The holders of performance-based restricted stock units do not participate in the rewards of stock ownership of the Company until vested. A summary of non-vested performance-based restricted stock units outstanding as of December 31, 2023 and 2022, and changes during the years ended on those dates, is presented below: December 31, 2023 December 31, 2022 Number of Units Weighted Average Grant Value Number of Units Weighted Average Grant Value Performance-based restricted stock units Non-vested at beginning of year 72,134 $ 80.83 74,699 $ 73.59 Granted 31,744 59.19 37,263 88.18 Vested (Performance achieved) (27,965) 76.00 (34,248) 70.36 Forfeited (7,984) 73.87 (5,580) 79.92 Non-vested at end of year 67,929 $ 73.87 72,134 $ 80.83 Time-based restricted stock units vest over a three-year-period and are fair valued as of the date of the grant. The holders of time-based restricted stock units do not participate in the rewards of stock ownership of the Company until vested. A summary of non-vested time- based restricted stock units outstanding as of December 31, 2023 and December 31, 2022, and changes during the years ended on those dates, is presented below: December 31, 2023 December 31, 2022 Number of Shares Weighted Average Grant Value Number of Shares Weighted Average Grant Value Time-based restricted stock units Non-vested at beginning of year 13,551 $ 82.81 13,836 $ 75.91 Granted 28,946 53.94 8,796 88.18 Vested (7,431) 80.96 (7,417) 75.94 Forfeited (3,048) 63.54 (1,664) 84.40 Non-vested at end of year 32,018 $ 58.98 13,551 $ 82.81 The following table presents the amounts recognized in the consolidated statements of income for restricted stock, time-based restricted stock units, and performance-based restricted stock units: For the Year Ended December 31, 2023 2022 2021 (dollars in thousands) Share-based compensation expense $ 1,589 $ 2,875 $ 3,476 Related income tax benefit $ 444 $ 804 $ 970 The 2017 Plan allows Directors of the Company to receive their annual retainer fee in the form of stock in the Company. Total shares issued to Directors under the 2017 Plan in the years ended December 31, 2023 and December 31, 2022 were 12,195 and 7,386, respectively. 16. FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK To meet the financing needs of its clients, the Company is a party to financial instruments with off-balance-sheet risk in the normal course of business. These financial instruments are primarily comprised of commitments to extend credit, commitments to sell residential real estate mortgage loans and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the consolidated balance sheets. The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments and standby letters of credit is represented by the contractual amount of those instruments assuming that the amounts are fully advanced and that collateral or other security is of no value. The Company generally uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

37 Off-balance-sheet financial instruments with contractual amounts that present credit risk include the following: December 31, 2023 December 31, 2022 (dollars in thousands) Financial instruments whose contractual amount represents credit risk: Commitments to extend credit: Unused portion of existing lines of credit $ 994,196 $ 1,073,567 Origination of new loans 18,341 25,411 Standby letters of credit 34,063 24,234 Financial instruments whose notional amount exceeds the amount of credit risk: Commitments to sell residential mortgage loans 795 250 Standby letters of credit are conditional commitments issued by the Company to guarantee performance of a client to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. Most guarantees extend for one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to clients. The collateral supporting those commitments varies and may include real property, accounts receivable, or inventory. Commitments to extend credit are agreements to lend to a client as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each client’s creditworthiness on a case-by-case basis. The amount of collateral obtained upon extension of the credit is based on management’s credit evaluation of the client. Collateral held varies, but may include primary residences, accounts receivable, inventory, property, plant and equipment, and income-producing CRE. See NOTE 21 - DERIVATIVES AND HEDGING ACTIVITIES for a discussion of the Company’s derivatives and hedging activities. 17. COMMITMENTS AND CONTINGENCIES Lease Commitments. The Company is obligated under various lease agreements covering its main office, branch offices, and other locations. These agreements are accounted for as operating leases and their terms expire between 2022 and 2032 and, in some instances, contain options to renew for periods up to 25 years. The Company recognizes its operating leases on its consolidated balance sheet by recording a lease liability, representing the Company’s legal obligation to make lease payments, and a ROU asset, representing the Company’s legal right to use the leased office space and banking centers. The Company does not include renewal options for leases as part of its ROU assets and lease liabilities unless they are deemed reasonably certain to exercise. The Company does not have any material sub-lease agreements as of December 31, 2023. Operating lease expenses are comprised of operating lease costs and variable lease costs, net of sublease income, and are recognized over the lease term. Variable lease payments that are not dependent on an index or a rate or changes in variable payments based on an index or rate after the commencement date are excluded from the measurement of the lease liability, recognized in the period incurred and included within variable lease costs below.

The Company determines whether a contract contains a lease based on whether a contract, or a part of a contract, conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The discount rate is determined as either the rate implicit in the lease or, when a rate cannot be readily determined, the Company's incremental borrowing rate. The incremental borrowing rate is the rate of interest that the Company would have to pay to borrow on a collateralized basis over a similar term.

The components of operating lease cost and other related information are as follows:

	For the Year Ended December 31,		
	2023	2022	2021
	(dollars in thousands)		
Operating lease cost	$ 6,849	$ 6,965	$ 6,976
Variable lease cost (cost excluded from lease payments)	27	38	13
Sublease income	(512)	(316)	(65)
Total operating lease cost	$ 6,364	$ 6,687	$ 6,924
Other Information			
Cash paid for amounts included in the measurement of lease liabilities - operating cash flows for operating leases	$ 7,370	$ 7,263	$ 7,259
Operating Lease - operating cash flows (liability reduction)	6,619	6,401	6,252
Weighted average lease term - operating leases	4.92 Years	5.45 Years	6.13 Years
Weighted average discount rate - operating leases	3.01%	3.01%	2.94%

The total minimum lease payments due in future periods under these agreements in effect at December 31, 2023 were as follows:

December 31, 2023	Future Minimum Lease Payments (dollars in thousands)
2024	$ 6,959
2025	5,982
2026	4,745
2027	2,958
2028	2,589
Thereafter	3,900
Total minimum lease payments	$ 27,133
Less: interest	(1,968)
Total lease liability	$ 25,165

Several lease agreements contain clauses calling for escalation of minimum lease payments contingent on increases in real estate taxes, gross income adjustments, percentage increases in the consumer price index, and certain ancillary maintenance costs. Total rental expense was $7.5 million, $7.6 million, and $7.3 million for the years ended December 31, 2023, December 31, 2022, and December 31, 2021, respectively.

Change in Control Agreements. The Company has entered into agreements with its Chief Executive Officer and with certain other senior officers, whereby, following the occurrence of a change in control of the Company, if employment is terminated (except because of death, retirement, disability, or for "cause" as defined in the agreements) or is voluntarily terminated for "good reason," as defined in the agreements, said officers will be entitled to receive additional compensation, as defined in the agreements.

18. SHAREHOLDERS' EQUITY

Capital guidelines issued by the Federal Reserve Bank and by the FDIC require that the Company and the Bank maintain minimum capital levels for capital adequacy purposes. These regulations also require banks and their holding companies to maintain higher capital levels to be considered "well-capitalized." Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, there are specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices.

The Capital Rules: (i) include "Common Equity Tier 1" ("CET1") and related regulatory capital ratio of CET1 to risk-weighted assets; (ii) specify that Tier 1 capital consists of CET1 and "Additional Tier 1 capital" instruments meeting certain revised requirements; (iii) mandate that most deductions/adjustments to regulatory capital measures be made to CET1 and not to the other components of capital;

38

and (iv) expand the scope of the deductions from and adjustments to capital as compared to existing regulations. Under the Capital Rules, for most banking organizations, including the Company, the most common form of Additional Tier 1 capital is non-cumulative perpetual preferred stock, and the most common forms of Tier 2 capital are subordinated notes and a portion of the allowance for credit losses, in each case, subject to the Capital Rules' specific requirements.

Pursuant to the Capital Rules, effective January 1, 2015, the minimum capital ratios are as follows:

- 4.5% CET1 to risk-weighted assets;
- 6.0% Tier 1 capital (that is, CET1 plus Additional Tier 1 capital) to risk-weighted assets;
- 8.0% Total capital (that is, Tier 1 capital plus Tier 2 capital) to risk-weighted assets; and
- 4.0% Tier 1 capital to average consolidated assets as reported on consolidated financial statements (called "leverage ratio").

Additionally, the Company is required to maintain additional capital conservation buffer of 2.5% of CET1, effectively resulting in minimum ratios inclusive of the capital conservation buffer of (i) CET1 to risk-weighted assets of at least 7%, (ii) Tier 1 capital to risk-weighted assets of at least 8.5%, and (iii) total capital to risk-weighted assets of at least 10.5%.

Management believes that as of December 31, 2023 and 2022, the Company and the Bank met all applicable minimum capital requirements and were considered "well-capitalized" by both the Federal Reserve Board and the FDIC.

The Company adopted ASU 2016-13 on January 1, 2020. The joint federal bank regulatory agencies issued an interim final rule that allows banking organizations to phase-in the effects of the CECL accounting standard in their regulatory capital, over a three-year period from January 1, 2022 through December 31, 2024. The Company did not elect to delay the adoption of CECL and did not adopt the transition period for regulatory capital.

The Company's and the Bank's actual and required capital measures were as follows:

	Actual		Minimum Capital Required For Capital Adequacy Plus Capital Conservation Buffer		Minimum To Be Well-Capitalized Under Prompt Corrective Action Provisions	
	Amount	Ratio	Amount	Ratio	Amount	Ratio
			(dollars in thousands)			
At December 31, 2023						
Cambridge Bancorp:						
Total capital (to risk-weighted assets)	$ 521,903	14.1%	$ 387,763	10.5%	N/A	N/A
Tier 1 capital (to risk-weighted assets)	481,198	13.0%	313,903	8.5%	N/A	N/A
Common equity tier I capital (to risk-weighted assets)	481,198	13.0%	258,508	7.0%	N/A	N/A
Tier 1 capital (to average assets)	481,198	8.9%	216,281	4.0%	N/A	N/A
Cambridge Trust Company:						
Total capital (to risk-weighted assets)	$ 500,355	13.6%	$ 387,727	10.5%	$ 369,264	10.0%
Tier 1 capital (to risk-weighted assets)	459,650	12.5%	313,874	8.5%	295,411	8.0%
Common equity tier I capital (to risk-weighted assets)	459,650	12.5%	258,485	7.0%	240,022	6.5%
Tier 1 capital (to average assets)	459,650	8.5%	216,268	4.0%	270,335	5.0%

39

	Actual		Minimum Capital Required For Capital Adequacy Plus Capital Conservation Buffer		Minimum To Be Well-Capitalized Under Prompt Corrective Action Provisions	
	Amount	Ratio	Amount	Ratio	Amount	Ratio
			(dollars in thousands)			
At December 31, 2022						
Cambridge Bancorp:						
Total capital (to risk-weighted assets)	$ 506,239	13.5%	$ 393,285	10.5%	N/A	N/A
Tier 1 capital (to risk-weighted assets)	466,369	12.5%	318,373	8.5%	N/A	N/A
Common equity tier I capital (to risk-weighted assets)	466,369	12.5%	262,190	7.0%	N/A	N/A
Tier 1 capital (to average assets)	466,369	8.5%	219,309	4.0%	N/A	N/A
Cambridge Trust Company:						
Total capital (to risk-weighted assets)	$ 490,175	13.1%	$ 393,246	10.5%	$ 374,520	10.0%
Tier 1 capital (to risk-weighted assets)	450,305	12.0%	318,342	8.5%	299,616	8.0%
Common equity tier I capital (to risk-weighted assets)	450,305	12.0%	262,164	7.0%	243,438	6.5%
Tier 1 capital (to average assets)	450,305	8.2%	219,296	4.0%	274,120	5.0%

19. COMPREHENSIVE INCOME (LOSS)

Comprehensive income (loss) is defined as all changes to shareholders' equity except investments by and distributions to shareholders. Net income is a component of comprehensive income (loss), with all other components referred to in the aggregate as "other comprehensive income (loss)." The Company's other comprehensive income (loss) consists of unrealized gains or losses on securities held at year-end classified as available for sale, cash flow hedges, and the component of the unfunded retirement liability computed in accordance with the requirements of ASC Topic 715, "*Compensation – Retirement Benefits.*" The before-tax and after-tax amount of each of these categories, as well as the tax (expense)/benefit of each, is summarized as follows:

	For the Year Ended December 31, 2023			For the Year Ended December 31, 2022			For the Year Ended December 31, 2021		
	Before Tax Amount	Tax (Expense) or Benefit	Net-of-tax Amount	Before Tax Amount	Tax (Expense) or Benefit	Net-of-tax Amount	Before Tax Amount	Tax (Expense) or Benefit	Net-of-tax Amount
					(dollars in thousands)				
Available for sale securities									
Unrealized holding gains (losses)	$ 3,073	$ (737)	$ 2,336	$ (25,144)	$ 6,408	$ (18,736)	$ (6,245)	$ 1,623	$ (4,622)
Reclassification adjustment for (gains) losses realized in net income [(1)]	—	—	—	—	—	—	—	—	—
Interest rate swaps designated as cash flow hedges									
Unrealized holding gains (losses)	(687)	192	(495)	(2,170)	607	(1,563)	(1,329)	370	(959)
Reclassification adjustment for (gains) losses recognized in net income [(2)]	539	(150)	389	(832)	232	(600)	(2,587)	723	(1,864)
Defined benefit retirement plans									
Net change in retirement liability	1,186	(331)	855	1,818	(508)	1,310	5,273	(1,472)	3,801
Total other comprehensive income (loss)	$ 4,111	$ (1,026)	$ 3,085	$ (26,328)	$ 6,739	$ (19,589)	$ (4,888)	$ 1,244	$ (3,644)

(1) Reported in gain (loss) on disposition of investment securities line item in the Consolidated Statements of Income.
(2) Reported in interest on payable loans line item in the Consolidated Statements of Income.

The components of accumulated other comprehensive income are as follows:

	For the Year Ended December 31, 2023			For the Year Ended December 31, 2022		
	Before Tax Amount	Deferred (tax) benefit	Net-of-tax Amount	Before Tax Amount	Deferred (tax) benefit	Net-of-tax Amount
			(dollars in thousands)			
Available for sale securities	$ (25,538)	$ 6,651	$ (18,887)	$ (28,611)	$ 7,390	$ (21,221)
Interest Rate swaps designated as cash flow hedges	(157)	44	(113)	(14)	4	(10)
Defined benefit retirement plans	1,785	(499)	1,286	600	(168)	432
Total accumulated other comprehensive income	$ (23,910)	$ 6,196	$ (17,714)	$ (28,025)	$ 7,226	$ (20,799)

40

41 20. EARNINGS PER SHARE The following represents a reconciliation between basic and diluted earnings per share: For the Year Ended December 31, 2023 2022 2021 (dollars in thousands, except per share data) Earnings per common share - basic: Numerator: Net income $ 34,109 $ 52,909 $ 54,024 Less dividends and undistributed earnings allocated to participating securities (31) (257) (250) Net income applicable to common shareholders $ 34,078 $ 52,652 $ 53,774 Denominator: Weighted average common shares outstanding 7,828 7,163 6,926 Earnings per common share - basic $ 4.35 $ 7.35 $ 7.76 Earnings per common share - diluted: Numerator: Net income $ 34,109 $ 52,909 $ 54,024 Less dividends and undistributed earnings allocated to participating securities (31) (257) (250) Net income applicable to common shareholders $ 34,078 $ 52,652 $ 53,774 Denominator: Weighted average common shares outstanding 7,828 7,163 6,926 Dilutive effect of common stock equivalents 15 51 65 Weighted average diluted common shares outstanding 7,843 7,214 6,991 Earnings per common share - diluted $ 4.34 $ 7.30 $ 7.69 21. DERIVATIVES AND HEDGING ACTIVITIES The Company utilizes interest rate swaps and floors to mitigate exposure to interest rate risk and to facilitate the needs of its clients. The Company’s derivative financial instruments are used to manage differences in the amount, timing, and duration of the Company’s known or expected cash receipts principally related to the Company’s assets. The Company is exposed to certain risk arising from both its business operations and economic conditions. The Company principally manages its exposures to a wide variety of business and operational risks through management of its core business activities. The Company manages economic risks, including interest rate, liquidity, and credit risk primarily by managing the amount, sources, and duration of its assets and liabilities and the use of derivative financial instruments. Specifically, the Company enters into derivative financial instruments to manage exposures that arise from business activities that result in the receipt or payment of future known and uncertain cash amounts, the value of which are determined by interest rates. The Company’s existing credit derivatives result from loan participation arrangements, therefore, are not used to manage interest rate risk in the Company’s assets or liabilities. Cash Flow Hedges of Interest Rate Risk The Company’s objectives in using interest rate derivatives are to add stability to interest income and to manage its exposure to interest rate movements. To accomplish this objective, the Company primarily uses interest rate floors as part of its interest rate risk management strategy. Interest rate floors designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty if interest rates fall below the strike rate on the contract in exchange for an up-front premium. During 2023, such derivatives were used to hedge the variable cash flows associated with variable-rate assets.

42 For derivatives designated and that qualify as cash flow hedges of interest rate risk, the gain or loss on the derivative is recorded in AOCI and AOCL and subsequently reclassified into interest income in the same period(s) during which the hedged transaction affects earnings. Gains and losses on the derivative representing hedge components excluded from the assessment of effectiveness are recognized over the life of the hedge on a systematic and rational basis. The earnings recognition of excluded components is presented in interest income. Amounts reported in AOCI and AOCL related to derivatives will be reclassified to interest income as interest payments are received on the Company’s variable-rate assets. During fiscal year 2024, the Company estimates that $391,000 will be reclassified out of AOCI into earnings, as a decrease to interest income. Fair Value Hedges of Interest Rate Risk The Company is exposed to changes in the fair value of certain pools of fixed-rate assets due to changes in benchmark interest rates. The Company uses interest rate swaps to manage its exposure to changes in fair value on these instruments attributable to changes in the designated benchmark interest rate. The Company’s interest rate swaps designated as fair value hedges involve the payment of fixed- rate amounts to a counterparty in exchange for the Company receiving variable-rate payments over the life of the agreements without the exchange of the underlying notional amount. For derivatives designated and that qualify as fair value hedges, the gain or loss on the derivative as well as the offsetting loss or gain on the hedged item attributable to the hedged risk are recognized in interest income. The Company recorded the following amounts on the balance sheet related to cumulative basis adjustment for fair value hedges: Line Item in the Statement of Financial Position in Which the Hedged Item is Included Carrying Amount of the Hedged Assets/(Liabilities) Cumulative Amount of Fair Value Hedging Adjustment Included in the Carrying Amount of the Hedged Assets/(Liabilities) December 31, 2023 December 31, 2022 December 31, 2023 December 31, 2022 (dollars in thousands) Fixed rate loans $ 498,825 $ — $ 1,175 $ — Total $ 498,825 $ — $ 1,175 $ — These amounts include the amortized cost basis of closed portfolios of fixed rate residential loans used to designate hedging relationships in which the hedged item is the stated amount of assets in the closed portfolio anticipated to be outstanding for the designated hedged period. At December 31, 2023, the amortized cost basis of the closed portfolios used in these hedging relationships was $681.1 million; the cumulative basis adjustments associated with these hedging relationships was $1.2 million; and the notional amount of the designated hedged items were $500.0 million. The Company had no fair value hedges at December 31, 2022. The notional amounts of these agreements do not represent amounts exchanged by the parties and, thus, are not a measure of the potential loss exposure. At December 31, 2023, the Company’s fair value hedges had a weighted average remaining maturity of 1.28 years, and a weighted average fixed rate of 4.16%. Derivatives not designated as hedging instruments Derivatives not designated as hedges are not speculative and result from a service the Company provides to certain clients. For the Company’s clients, these are interest rate swaps and risk participation agreements. Interest Rate Swaps. The Company enters into interest rate swap contracts to help commercial loan borrowers manage their interest rate risk. The interest rate swap contracts with commercial loan borrowers allow them to convert floating-rate loan payments to fixed rate loan payments. When the Company enters into an interest rate swap contract with a commercial loan borrower, it simultaneously enters into a “mirror” swap contract with a third party. The third party exchanges the borrower’s fixed-rate loan payments for floating-rate loan payments. These derivatives are not designated as hedges and therefore, changes in fair value are recognized in earnings. Because these derivatives have mirror-image contractual terms, the changes in fair value substantially offset each other through earnings. Fees earned in connection with the execution of derivatives related to this program are recognized in earnings through loan related derivative income. The credit risk associated with swap transactions is the risk of default by the counterparty. To minimize this risk, the Company only enters into interest rate agreements with highly rated counterparties that management believes to be creditworthy. The notional amounts of these agreements do not represent amounts exchanged by the parties and, thus, are not a measure of the potential loss exposure. Risk Participation Agreements. The Company enters into risk participation agreements (“RPAs”) with other banks participating in commercial loan arrangements. Participating banks guarantee the performance on borrower-related interest rate swap contracts. RPAs are derivative financial instruments and are recorded at fair value. These derivatives are not designated as hedges and therefore, changes in fair value are recognized in earnings.

43 Under a risk participation-out agreement, a derivative asset, the Company participates out a portion of the credit risk associated with the interest rate swap position executed with the commercial borrower, and pays a fee to the participating bank. Under a risk participation- in agreement, a derivative liability, the Company assumes, or participates in, a portion of the credit risk associated with the interest rate swap position with the commercial borrower and receives a fee from the other bank. The following tables present the notional amount, the location, and fair values of derivative instruments in the Company’s consolidated balance sheets: December 31, 2023 Derivative Assets Derivative Liabilities Notional Amount Balance Sheet Location Fair Value Notional Amount Balance Sheet Location Fair Value (dollars in thousands) (dollars in thousands) Derivatives designated as hedging instruments Interest rate contracts-cash flow hedging relationships $ 100,000 Other Assets $ 1,284 $ — Other Liabilities $ — Interest rate contracts-fair value hedging relationships 400,000 Other Assets 1,620 100,000 Other Liabilities 485 Total derivatives designated as hedging instruments $ 2,904 $ 485 Derivatives not designated as hedging instruments Loan related derivative contracts Interest rate contracts $ 486,310 Other Assets $ 40,338 $ 486,310 Other Liabilities $ 40,338 Risk participation agreements-out to counterparties 53,847 Other Assets 18 — Other Liabilities — Risk participation agreements-in with counterparties — Other Assets — 98,779 Other Liabilities 62 Total derivatives not designated as hedging instruments $ 40,356 $ 40,400 December 31, 2022 Derivative Assets Derivative Liabilities Notional Amount Balance Sheet Location Fair Value Notional Amount Balance Sheet Location Fair Value (dollars in thousands) (dollars in thousands) Derivatives designated as hedging instruments Interest rate contracts-cash flow hedging relationships $ 250,000 Other Assets $ 1,966 $ — Other Liabilities $ — Total derivatives designated as hedging instruments $ 1,966 $ — Derivatives not designated as hedging instruments Loan related derivative contracts Interest rate contracts $ 499,619 Other Assets $ 50,784 $ 499,619 Other Liabilities $ 50,784 Risk participation agreements-out to counterparties 46,604 Other Assets 23 — Other Liabilities — Risk participation agreements-in with counterparties — Other Assets — 71,046 Other Liabilities 43 Total derivatives not designated as hedging instruments $ 50,807 $ 50,827 The following tables present the changes to AOCI and AOCL as a result of cash flow hedge accounting as of the periods presented: Twelve Months Ended December 31, 2023 Amount of Gain or (Loss) Recognized in OCI Amount of Gain or (Loss) Recognized in OCI Included Component Amount of Gain or (Loss) Recognized in OCI Excluded Component Location of Gain or (Loss) Amount of Gain or (Loss) Reclassified from AOCL into Income Amount of Gain or (Loss) Reclassified from AOCL into Income Included Component Amount of Gain or (Loss) Reclassified from AOCL into Income Excluded Component (dollars in thousands) (dollars in thousands) Interest rate contracts $ (687) $ — $ (687) Interest Income $ (539) $ (96) $ (443)

44 Twelve Months Ended December 31, 2022 Amount of Gain or (Loss) Recognized in OCI Amount of Gain or (Loss) Recognized in OCI - Included Component Amount of Gain or (Loss) Recognized in OCI - Excluded Component Location of Gain or (Loss) Amount of Gain or (Loss) Reclassified from AOCI into Income Amount of Gain or (Loss) Reclassified from AOCI into Income Included Component Amount of Gain or (Loss) Reclassified from AOCI into Income Excluded Component (dollars in thousands) (dollars in thousands) Interest rate contracts $ (2,170) $ 607 $ (1,563) Interest Income $ 832 $ 1,026 $ (194) The following table presents the effect of the Company’s derivative financial instruments that are not designated as hedging instruments on the consolidated statements of income as of the periods presented: Amount of Gain or (Loss) Recognized in Income For the Year Ended December 31, 2023 2022 2021 Location of Gain or (Loss) (dollars in thousands) Other contracts Loan-related derivative income $ (86) $ (166) $ (124) Credit-risk-related Contingent Features By entering into derivative transactions, the Company is exposed to credit risk to the extent that counterparties to the derivative contracts do not perform as required. Should a counterparty fail to perform under the terms of a derivative contract, the Company’s credit exposure on interest rate swaps is limited to the net positive fair value and accrued interest of all swaps with each counterparty. The Company seeks to minimize counterparty credit risk through credit approvals, limits, monitoring procedures, and obtaining collateral, where appropriate. Institutional counterparties must have an investment grade credit rating and be approved by the Company’s Board of Directors. As such, management believes the risk of incurring credit losses on derivative contracts with institutional counterparties is remote. The Company has agreements with its derivative counterparties that contain a provision where if the Company defaults on any of its indebtedness, including default where repayment of the indebtedness has not been accelerated by the lender, then the Company could also be declared in default on its derivative obligations. In addition, the Company also has agreements with certain of its derivative counterparties that contain a provision where if the Company fails to maintain its status as a well- capitalized institution, then the counterparty could terminate the derivative position(s) and the Company would be required to settle its obligations under the agreements. Balance Sheet Offsetting Certain financial instruments may be eligible for offset in the consolidated balance sheet and/or subject to master netting arrangements or similar agreements. The Company’s derivative transactions with institutional counterparties are generally executed under International Swaps and Derivative Association (“ISDA”) master agreements which include “right of set-off” provisions. In such cases there is generally a legally enforceable right to offset recognized amounts and there may be an intention to settle such amounts on a net basis. Generally, the Company does not offset such financial instruments for financial reporting purposes.

45 The following tables present the information about financial instruments that are eligible for offset in the consolidated balance sheets as of December 31, 2023 and December 31, 2022: Gross Amounts Not Offset Gross Amounts Recognized Gross Amounts Offset Net Amounts Recognized Financial Instruments Collateral Pledged (Received) Net Amount December 31, 2023 (dollars in thousands) Offsetting of Derivative Assets Derivative Assets $ 43,260 $ — $ 43,260 $ 971 $ (41,319) $ 970 Offsetting of Derivative Liabilities Derivative Liabilities $ 40,885 $ — $ 40,885 $ 971 $ — $ 39,914 Gross Amounts Not Offset Gross Amounts Recognized Gross Amounts Offset Net Amounts Recognized Financial Instruments Collateral Pledged (Received) Net Amount December 31, 2022 (dollars in thousands) Offsetting of Derivative Assets Derivative Assets $ 52,773 $ — $ 52,773 $ 48 $ (52,130) $ 595 Offsetting of Derivative Liabilities Derivative Liabilities $ 50,827 $ — $ 50,827 $ 48 $ — $ 50,875 At December 31, 2023 and December 31, 2022, there were no derivatives in a net liability position related to these financial instruments. 22. FAIR VALUE MEASUREMENTS The following is a summary of the carrying values and estimated fair values of the Company’s significant financial instruments as of the dates indicated: December 31, 2023 December 31, 2022 Carrying Value Estimated Fair Value Carrying Value Estimated Fair Value (dollars in thousands) Financial assets Cash and cash equivalents $ 33,004 $ 33,004 $ 30,719 $ 30,719 Securities available for sale 137,838 137,838 153,416 153,416 Securities held to maturity 959,332 805,428 1,051,997 885,586 Loans, net 3,982,600 3,530,958 4,025,082 3,783,051 FHLB of Boston stock 19,056 19,056 6,264 6,264 Accrued interest receivable 15,765 15,765 14,118 14,118 Mortgage servicing rights 1,470 2,401 1,665 2,336 Interest rate contracts - cash flow hedge 1,284 1,284 1,966 1,966 Interest rate contracts - fair value hedge 1,620 1,620 — — Loan level interest rate swaps 40,338 40,338 50,784 50,784 Risk participation agreements out to counterparties 18 18 23 23 Financial liabilities Deposits, excluding wholesale deposits 4,029,511 4,026,404 4,433,817 4,429,190 Wholesale deposits 291,667 291,748 381,559 381,505 Borrowings 452,155 451,492 105,212 105,202 Interest rate contracts - fair value hedge 485 485 — — Loan level interest rate swaps 40,338 40,338 50,784 50,784 Risk participation agreements in with counterparties 62 62 43 43

46 The Company follows ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”), for financial assets and liabilities. ASC Topic 820 defines fair value, establishes a framework for measuring fair value, and expands disclosure requirements about fair value measurements. ASC Topic 820, among other things, emphasizes that fair value is a market-based measurement, not an entity- specific measurement, and states that a fair value measurement should be determined based on the assumptions the market participants would use in pricing the asset or liability. In addition, ASC Topic 820 specifies a hierarchy of valuation techniques based on whether the types of valuation information (“inputs”) are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions. These two types of inputs have created the following fair value hierarchy:  Level 1 – Quoted prices for identical assets or liabilities in active markets.  Level 2 – Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in inactive markets; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets.  Level 3 – Valuations derived from techniques in which one or more significant inputs or significant value drivers are unobservable in the markets and which reflect the Company’s market assumptions. Under ASC Topic 820, fair values are based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When available, the Company uses quoted market prices to determine fair value. If quoted prices are not available, fair value is based upon valuation techniques, such as matrix pricing or other models that use, where possible, current market-based or independently sourced market parameters, such as interest rates. If observable market- based inputs are not available, the Company uses unobservable inputs to determine appropriate valuation adjustments using methodologies applied consistently over time. Valuation techniques based on unobservable inputs are highly subjective and require judgments regarding significant matters, such as the amount and timing of future cash flows and the selection of discount rates that may appropriately reflect market and credit risks. Changes in these judgments often have a material impact on the fair value estimates. In addition, since these estimates are as of a specific point in time, they are susceptible to material near-term changes. The fair values disclosed do not reflect any premium or discount that could result from offering significant holdings of financial instruments at bulk sale, nor do they reflect the possible tax ramifications or estimated transaction costs. Changes in economic conditions may also dramatically affect the estimated fair values. The Company uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. Securities available for sale, derivative instruments, and hedges are recorded at fair value on a recurring basis. Additionally, from time to time, the Company may be required to record at fair value other assets on a nonrecurring basis, such as loans held for sale, mortgage servicing rights, other real estate owned, and individually evaluated collateral dependent loans. The Company uses an exit price notion for its fair value disclosures. The following tables summarize certain assets reported at fair value on a recurring basis: Fair Value as of December 31, 2023 Level 1 Level 2 Level 3 Total (dollars in thousands) Measured on a recurring basis Securities available for sale U.S. GSE obligations $ — $ 20,462 $ — $ 20,462 Mortgage-backed securities — 117,376 — 117,376 Other assets Interest rate swaps with clients — 40,338 — 40,338 Risk participation agreements -out to counterparties — 18 — 18 Interest rate contracts - cash flow hedge — 1,284 — 1,284 Interest rate contracts - fair value hedge — 1,620 — 1,620 Other liabilities Interest rate swaps with counterparties — 40,338 — 40,338 Risk participation agreements-in with counterparties — 62 — 62 Interest rate contracts - fair value hedge — 485 — 485

47 Fair Value as of December 31, 2022 Level 1 Level 2 Level 3 Total (dollars in thousands) Measured on a recurring basis Securities available for sale U.S. GSE obligations $ — $ 19,733 $ — $ 19,733 Mortgage-backed securities — 132,683 — 132,683 Corporate debt securities — 1,000 — 1,000 Other assets Interest rate swaps with clients — 50,784 — 50,784 Risk participation agreements-out to counterparties — 23 — 23 Interest rate contracts — 1,966 — 1,966 Other liabilities Interest rate swaps with counterparties — 50,784 — 50,784 Risk participation agreements-in with counterparties — 43 — 43 The following table presents the carrying value of assets held at December 31, 2023 and December 31, 2022, which were measured at fair value on a non-recurring basis: December 31, 2023 Level 1 Level 2 Level 3 Total (dollars in thousands) Items recorded at fair value on a non-recurring basis Assets Individually evaluated collateral dependent loans $ — $ — $ 9,675 $ 9,675 Total $ — $ — $ 9,675 $ 9,675 December 31, 2022 Level 1 Level 2 Level 3 Total (dollars in thousands) Items recorded at fair value on a non-recurring basis Assets Individually evaluated collateral dependent loans $ — $ — $ 103 $ 103 Total $ — $ — $ 103 $ 103 Individually evaluated collateral dependent loans. Collateral dependent loans are carried at the lower of cost or fair value of the collateral less estimated costs to sell which approximates fair value. The Company uses the appraisal value of the collateral and applies certain adjustments depending on the nature, quality, and type of collateral securing the loan. There were no transfers between fair value levels for the years ended December 31, 2023 and 2022. The following is a description of the principal valuation methodologies used by the Company to estimate the fair values of its financial instruments. Investment Securities For investment securities, fair values are primarily based upon valuations obtained from a national pricing service which uses matrix pricing with inputs that are observable in the market or can be derived from, or corroborated by, observable market data. When available, quoted prices in active markets for identical securities are utilized. Loans Held for Sale For loans held for sale, fair values are estimated using projected future cash flows, discounted at rates based upon either trades of similar loans or mortgage-backed securities, or at current rates at which similar loans would be made to borrowers with similar credit ratings and for similar remaining maturities.

48 Loans For most categories of loans, fair values are estimated using projected future cash flows, discounted at rates based upon current rates at which similar loans would be made to borrowers with similar credit ratings, and for similar remaining maturities. Projected estimated cash flows are adjusted for prepayment assumptions, liquidity premium assumptions, and credit loss assumptions. Loans that are deemed to be impaired in accordance with ASC Topic 310, Receivables, are valued based upon the lower of cost or fair value of the underlying collateral. FHLB of Boston Stock The fair value of FHLB of Boston stock equals its carrying value since such stock is only redeemable at its par value. Deposits The fair value of non-maturity deposit accounts is the amount payable on demand at the reporting date. This amount does not take into account the value of the Company’s long-term relationships with core depositors. The fair value of fixed-maturity certificates of deposit is estimated using a replacement cost of funds approach and is based upon rates currently offered for deposits of similar remaining maturities. Borrowings For long-term borrowings, fair values are estimated using future cash flows, discounted at rates based upon current costs for debt securities with similar terms and remaining maturities. Other Financial Assets and Liabilities Cash and cash equivalents, accrued interest receivable, and short-term borrowings have fair values which approximate their respective carrying values because these instruments are payable on demand or have short-term maturities and present relatively low credit risk and interest rate risk. Derivative Instruments and Hedges The valuation of these instruments is determined using widely accepted valuation techniques including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves and implied volatilities. The Company incorporates credit valuation adjustments to appropriately reflect nonperformance risk in the fair value measurements. In adjusting the fair value of its derivative contracts for the effect of nonperformance risk, the Company has considered the impact of netting and any applicable credit enhancements, such as collateral postings. Off-Balance-Sheet Financial Instruments In the course of originating loans and extending credit, the Company will charge fees in exchange for its commitment. While these commitment fees have value, the Company has not estimated their value due to the short-term nature of the underlying commitments and their immateriality. Values Not Determined In accordance with ASC Topic 820, the Company has not estimated fair values for non-financial assets such as banking premises and equipment, goodwill, the intangible value of the Company’s portfolio of loans serviced for itself, and the intangible value inherent in the Company’s deposit relationships (i.e., core deposits), among others. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company. 23. CONDENSED FINANCIAL STATEMENTS OF PARENT COMPANY The condensed balance sheets of Cambridge Bancorp, the Parent Company, as of December 31, 2023 and December 31, 2022 and the condensed statements of income and cash flows for each of the years in the three-year period ended December 31, 2023 are presented below. The statements of changes in shareholders’ equity are identical to the consolidated statements of changes in shareholders’ equity and are therefore not presented here.

49 CONDENSED BALANCE SHEET December 31, 2023 2022 (dollars in thousands) ASSETS Cash and cash equivalents $ 21,212 $ 15,747 Goodwill 33 33 Other assets 337 318 Investment in subsidiary 512,991 501,454 Total assets $ 534,573 $ 517,552 SHAREHOLDERS’ EQUITY Shareholders’ equity $ 534,573 $ 517,552 Total shareholders’ equity $ 534,573 $ 517,552 CONDENSED STATEMENTS OF INCOME For the Year Ended December 31, 2023 2022 2021 (dollars in thousands) Income Dividends from subsidiary $ 27,320 $ 24,734 $ 25,995 Total income 27,320 24,734 25,995 Expenses Interest expense — — — Other expenses 158 148 150 Total expenses 158 148 150 Income before income taxes and equity in undistributed income of subsidiary 27,162 24,586 25,845 Income tax benefit (43) (40) (42) Income of parent company 27,205 24,626 25,887 Equity in undistributed income of subsidiary 6,904 28,283 28,137 Net income $ 34,109 $ 52,909 $ 54,024

50 CONDENSED STATEMENTS OF CASH FLOWS For the Year Ended December 31, 2023 2022 2021 (dollars in thousands) CASH FLOWS FROM OPERATING ACTIVITIES: Net income $ 34,109 $ 52,909 $ 54,024 Adjustments to reconcile net income to net cash provided by operating activities Deferred income tax benefit (43) (40) (42) Change in other assets, net 24 12 — Change in other liabilities, net — — 13 Undistributed income of subsidiary (6,904) (28,283) (28,137) Net cash provided by operating activities 27,186 24,598 25,858 CASH FLOWS FROM INVESTING ACTIVITIES: Net cash used in investing activities — — — CASH FLOWS FROM FINANCING ACTIVITIES: Proceeds from the issuance of common stock 599 580 519 Repurchase of common stock (1,334) (1,320) (1,440) Cash dividends paid on common stock (20,986) (18,414) (16,554) Net cash provided by/(used in) financing activities (21,721) (19,154) (17,475) Net increase (decrease) in cash 5,465 5,444 8,383 Cash at beginning of year 15,747 10,303 1,920 Cash at end of year $ 21,212 $ 15,747 $ 10,303 SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION: Significant non-cash transactions Common Stock issued to shareholders due to merger $ — $ 62,850 $ —